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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PDC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PDC ENERGY, INC.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800

April 19, 2018

Dear Stockholder of PDC Energy, Inc.:

        You are cordially invited to attend the 2018 Annual Meeting of PDC Energy, Inc. to be held on May 30, 2018, at 9:15 a.m. Mountain Time, at the Denver Financial Center at 1775 Sherman Street, Denver, Colorado 80203 (the "Annual Meeting").

        The accompanying Notice of Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the Proxy Statement and will not include a management presentation.

        We hope you will join us at the Annual Meeting. We value your opinion and encourage you to participate by voting your proxy. Whether or not you plan to attend personally, it is important that your shares be represented at the Annual Meeting. You may vote your shares by using the telephone or Internet voting options described in the attached Notice of Annual Meeting and proxy card. If you receive a proxy card by mail, you may cast your vote by completing, signing and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you cannot attend in person.

Sincerely,

Barton R. Brookman President and Chief Executive Officer

PDC ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
WEDNESDAY, MAY 30, 2018

April 19, 2018

To the Stockholders of PDC Energy, Inc.:

        The 2018 Annual Meeting of PDC Energy, Inc. (the "Company") will be held on May 30, 2018, at 9:15 a.m. Mountain Time at the Denver Financial Center at 1775 Sherman Street, Denver, Colorado 80203, for the following purposes:

  •
  To elect the three nominees named in the accompanying Proxy Statement as Class II Directors of the Company, each for a term of three years;

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  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018;

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  To approve, on an advisory basis, the compensation of the Company's named executive officers;

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  To approve the Company's 2018 Equity Incentive Plan; and

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  To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on April 2, 2018 as the record date for determining the stockholders having the right to receive notice of, to attend, and to vote at the Annual Meeting or any adjournment or postponement thereof. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is required to constitute a quorum.

        Please vote by using the telephone or Internet voting options described in the accompanying Notice of Internet Availability of Proxy Materials or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible.

By Order of the Board of Directors,

Daniel W. Amidon Senior Vice President, General Counsel and Secretary

PDC ENERGY, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held on May 30, 2018 at
9:15 a.m. Mountain Time at
The Denver Financial Center
1775 Sherman Street
Denver, Colorado 80203

        The accompanying proxy is solicited by the Board of Directors ("Board") of PDC Energy, Inc. ("PDC," the "Company," "we," "us" or "our") to be voted at the annual meeting of the stockholders of the Company (the "Annual Meeting") to be held on May 30, 2018, at 9:15 a.m. Mountain Time and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. On or about April 19, 2018, we began mailing notices containing instructions for accessing this Proxy Statement and our 2017 Annual Report online, and we began mailing proxy materials to stockholders who had previously requested delivery of the materials in paper form. For information on how to vote your shares, see the instructions included on the proxy card or instruction form described under "Information About Voting and the Meeting" herein.

        IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING
TO BE HELD ON MAY 30, 2018

        The Notice of Annual Meeting, the Proxy Statement for the 2018 Annual Meeting, and the 2017 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available at www.proxyvote.com.

INFORMATION ABOUT VOTING AND THE MEETING

Who May Vote

        Stockholders of PDC, as recorded in the Company's stock register on the record date of April 2, 2018, may vote at the Annual Meeting. The outstanding voting securities of the Company as of April 2, 2018 consisted of 66,087,319 shares of common stock. Each share of common stock is entitled to one vote on each matter considered at the Annual Meeting.

How Proxies Work

        The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares at the Annual Meeting in the manner you direct. We will vote your shares as you specify. You may vote for, or withhold your vote from, one or more of the three Class II Director nominees. You may also vote for or against the other proposals, or abstain from voting. If your shares are held in your name with our transfer agent (which is sometimes referred to as being a "stockholder of record"), you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you provide a signed proxy but do not specify how to vote, your shares will be voted (1) in favor of approval of all three of the Class II Director nominees named in this Proxy Statement; (2) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; (3) to approve, on an advisory basis, the compensation of the Company's Named Executive Officers (as defined herein); and (4) to approve the 2018 Equity Incentive Plan. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

        If you hold shares through a broker, bank or other nominee, you will receive material from that firm asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. If the nominee does not receive voting instructions from you, it may vote only on proposals that are considered "routine" matters under applicable rules. Without your instruction, the nominee may vote only on the ratification of the appointment of PwC as our independent registered public accounting firm for 2018. A nominee's inability to vote because it lacks discretionary authority to do so is commonly referred to as a "broker non-vote." The effect of broker non-votes may be different for each of the various proposals to be voted upon at the Annual Meeting. For a description of the effect of broker non-votes on each proposal, see "Votes Needed" below.

Voting 401(k) and Profit Sharing Plan Shares

        If you are a participant in PDC's 401(k) and Profit Sharing Plan and have shares of PDC common stock credited to your plan account as of the record date, you have the right to direct the plan trustee how to vote those shares. The trustee will vote the shares in your plan account in accordance with your instructions. Your vote may not be counted if your proxy card is not received by May 24, 2018. You cannot vote such shares at the Annual Meeting or change your vote.

Revoking a Proxy

        If you are a stockholder of record, you may revoke your initial proxy vote before it is voted at the Annual Meeting by:

  •
  Submitting a new signed proxy with a later date;

  •
  Notifying PDC's Corporate Secretary in writing before the meeting that you wish to revoke your proxy; or

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  Appearing at the Annual Meeting, notifying the inspector of the election that you wish to revoke your proxy, and voting in person at the Annual Meeting. Merely attending the Annual Meeting will not result in the revocation of your proxy.

        If you hold your shares through a broker, bank or other nominee, you must follow their instructions to revoke your initial proxy vote or to otherwise vote at the Annual Meeting.

Quorum

        In order to carry on the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose. Abstentions and broker non-votes will count for quorum purposes.

Votes Needed

        The following table presents the voting requirements for electing the three Class II Director nominees and for approving the other proposals presented in this Proxy Statement. Under the "Uncontested Elections Policy" contained in Section 3(e) of our Corporate Governance Guidelines, which may be viewed on our website at www.pdce.com, any nominee who receives a greater number of "withhold" votes than "for" votes is required to submit to the Board a letter of resignation for consideration by the Nominating and Governance ("N&G") Committee. The Company's website materials are not incorporated by reference into this Proxy Statement. For more information about our Uncontested Elections Policy, see "Corporate Governance—Uncontested Elections Policy" below.

PROPOSAL	VOTE REQUIRED TO ELECT OR APPROVE

Proposal No. 1
Elect three Class II Directors.	The three Class II Director nominees who receive the greatest number of votes will be elected Class II Directors for a three-year term ending in 2021. There is no cumulative voting for Directors. Abstentions and broker non-votes will have no effect on the election of Directors.

Proposal No. 2
Ratify the appointment of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.	The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for ratification. Abstentions will be counted as votes against Proposal No. 2. Brokers will have discretionary authority to vote on Proposal No. 2.

Proposal No. 3
Approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for approval. Abstentions will be counted as votes against Proposal No. 3. Broker non-votes will have no effect on the vote on Proposal No. 3.

Proposal No. 4
Approve the 2018 Equity Incentive Plan.	The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for approval. Abstentions will be counted as votes against Proposal No. 4. Broker non-votes will have no effect on the vote on Proposal No. 4.

Attending in Person

        Only stockholders or their proxy holders, and PDC guests, may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases, packages or other items deemed unnecessary in PDC's discretion will be permitted at the Annual Meeting. In addition, each stockholder, proxy holder, and PDC guest may be asked to present valid, government-issued picture identification, such as a driver's license, before being admitted to the Annual Meeting.

        If your shares are held in the name of your broker, bank, or other nominee, you must bring to the Annual Meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 2, 2018, the record date for receiving notice of, attending, and voting at the Annual Meeting.

Conduct of the Meeting

        The Chairman and the Chief Executive Officer have broad authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to speak at the Annual Meeting. The Chairman and the Chief Executive Officer may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak will be able to do so. The Chairman and the Chief Executive Officer may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting is conducted in a manner that is fair to all stockholders.

Solicitation of Proxies

        The Company will bear all costs related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending the Notice of Internet Availability of Proxy Materials to the beneficial owners of the Company's common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication and personal interviews, without additional compensation.

Appraisal Rights

        No action is proposed at the Annual Meeting for which the laws of the State of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

Contact Information

        If you have questions or need more information about the Annual Meeting, you may write to or call:

Corporate Secretary
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, CO 80203
(303) 860-5800
corpsecretary@pdce.com

        For information about shares registered in your name, call PDC at (800) 624-3821. You are also invited to visit PDC's website at www.pdce.com. The Company's website materials are not incorporated by reference into this Proxy Statement.

PROPOSALS REQUIRING STOCKHOLDER VOTE

PROPOSAL NO. 1—ELECT THREE CLASS II DIRECTORS

(Proposal 1 on the Proxy Card)

        As of the date of this Proxy Statement and as permitted by the Company's Bylaws, the Board consists of eight members ("Directors") divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years.

        The Board has nominated three continuing Class II Directors, Anthony J. Crisafio, Christina M. Ibrahim and Randy S. Nickerson, to stand for re-election to the Board for three-year terms expiring in 2021. Mr. Crisafio joined the Board in 2006 and currently serves as a member of the Audit Committee, which he chairs, and the Midstream Committee. Ms. Ibrahim joined the Board in 2018 and does not currently serve on any Board Committees. Mr. Nickerson joined the Board in 2017 and currently serves as a member of the N&G Committee and the Midstream Committee, each of which he chairs.

        The appointed proxies will vote your shares in accordance with your instructions and for the election of the three Class II Director nominees, unless you withhold your authority to vote for one or more of them. The Board does not contemplate that any of the Director nominees will become unavailable for any reason; however, if any Director is unable to stand for election, the Board may reduce the size of the Board or select a substitute. Your proxy cannot otherwise be voted for a person who is not named in this Proxy Statement as a candidate for Director or for a greater number of persons than the number of Director nominees named.

Board of Directors

        As of the Annual Meeting, the composition of the Board and the term of each Director is expected to be as follows:

NOMINEES	YEAR THE DIRECTOR JOINED THE BOARD	EXPIRATION OF THE DIRECTOR'S CURRENT TERM

CLASS II:
Anthony J. Crisafio	2006	2018
Christina M. Ibrahim	2018	2018
Randy S. Nickerson	2017	2018

CLASS III:
Barton R. Brookman	2015	2019
Mark E. Ellis	2017	2019
Larry F. Mazza	2007	2019

CLASS I:
David C. Parke	2003	2020
Jeffrey C. Swoveland	1991	2020

Name, Principal Occupation for Past Five Years and Other Directorships

NOMINEES FOR TERM EXPIRING IN 2018—CLASS II

Name:	Anthony J. Crisafio, Director

Age:	65
Committees:	Audit (Chair) Midstream

  •
  Mr. Crisafio, a Certified Public Accountant ("CPA") and a National Association of Corporate Directors Board Leadership Fellow, joined the Board in 2006. Mr. Crisafio has served as an independent business consultant for more than 20 years, providing financial and operational advice to businesses in a variety of industries. He has served as the part-time contract Chief Financial Officer for a number of companies in the past five years including Empire Energy, LLC, MDS Associated Companies, and TruFoodMfg. Mr. Crisafio served as Chief Operating Officer, Treasurer and member of the Board of Directors of Cinema World, Inc. from 1989 until 1993. From 1975 until 1989, he was employed by Ernst & Young LLP, last serving as a partner from 1986 to 1989. He was responsible for several Securities and Exchange Commission ("SEC") registered client engagements and gained significant experience with oil and gas industry clients and mergers and acquisitions. Mr. Crisafio has served as an Advisory Board member for a number of privately held companies. He holds a B.S. from Duquesne University.

  •
  The Board has concluded that Mr. Crisafio is qualified to serve as a Director because, among other things, he is a CPA and brings to the Board more than 30 years of financial accounting business management expertise.

Name:	Randy S. Nickerson, Director

Age:	56
Committees:	Midstream (Chair) Nominating and Governance (Chair)

  •
  Mr. Nickerson joined the Board in March 2017. Mr. Nickerson most recently served as the Executive Vice President, Corporate Strategy of Marathon Petroleum Corporation and as the Executive Vice President and Chief Commercial Officer of the MarkWest assets of MPLX LP since December 2015. Prior to joining Marathon Petroleum Corporation, Mr. Nickerson served in various capacities of increasing responsibility for MarkWest Energy Partners, L.P. and its predecessor, including most recently as its Senior Vice President, Corporate Development and Chief Commercial Officer from 2006 until December 2015. Prior to his time with MarkWest, Mr. Nickerson served as Senior Project Manager and Regional Engineering Manager for Western Gas Resources, Inc., from 1990 to 1995, and for Chevron USA and Meridian Oil Inc. in various process and project engineering positions from 1984 to 1990. Mr. Nickerson holds a bachelor's degree in Chemical Engineering from Colorado State University.

  •
  The Board has concluded that Mr. Nickerson is qualified to serve as a Director because, among other things, he has over 30 years of experience in oil and gas operations, with a focus on midstream asset development and management, a critical element of the Company's current strategy.

Name:	Christina M. Ibrahim, Director

Age:	50
Committees:	None

  •
  Ms. Ibrahim joined the Board in January 2018. She currently serves as the Executive Vice President, General Counsel and Chief Compliance Officer of Weatherford International plc ("Weatherford"), a position she has held since May 2015. Prior to joining Weatherford in 2015, Ms. Ibrahim held a number of senior leadership positions of increasing responsibility in the legal department of Halliburton Company since January 2010, including, most recently, as Vice President, Chief Commercial Counsel and Corporate Secretary with responsibility for the global procurement, employment and real estate practice groups and oversight of mergers and acquisitions, securities, regulatory and governance practice groups. Ms. Ibrahim also served as General Counsel and Chief Compliance Officer for WellDynamics, a Halliburton joint venture company. Ms. Ibrahim earned a B.S. in Business Management and Finance from Virginia Tech and a J.D. from Texas Southern University.

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  The Board has concluded that Ms. Ibrahim is qualified to serve as a Director because, among other things, she is an attorney who brings to the Board a strong legal background and expertise in corporate governance, as well as more than 20 years of management experience in the oil and gas services industry.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2019—CLASS III

Name:	Barton R. Brookman, Director, President and Chief Executive Officer

Age:	55
Committees:	None

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  Mr. Brookman, the Company's President and Chief Executive Officer ("CEO"), was appointed to the Board in January 2015, simultaneous with his appointment as the Company's CEO. Mr. Brookman originally joined the Company in July 2005 as Senior Vice President—Exploration and Production; he was appointed to the position of Executive Vice President and Chief Operating Officer in June 2013 and then served as President and Chief Operating Officer from June 2014 through December 2014. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service at Patina as Vice President of Operations. Mr. Brookman holds a B.S. in Petroleum Engineering from the Colorado School of Mines and a M.S. in Finance from the University of Colorado.

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  The Board has concluded that in addition to his role as CEO of the Company, Mr. Brookman is qualified to serve as a Director due, among other things, to his many years of oil and gas industry executive management experience, his active involvement in industry groups and his knowledge of current developments and best practices in the industry.

Name:	Mark E. Ellis, Director

Age:	61
Committees:	Compensation Midstream

  •
  Mr. Ellis joined the Board in September 2017. He currently serves as a director and as the President and Chief Executive Officer of Linn Energy, Inc. ("Linn"), positions he has held since February 2017. From January 2010 until February 2017, Mr. Ellis was the President and Chief Executive Officer of Linn Energy LLC. Linn is the reorganized successor to Linn Energy, LLC, which filed for bankruptcy in the federal bankruptcy court, Southern District of Texas in May 2016. From 2012 to February 2017, Mr. Ellis also served as Chairman of Linn Energy LLC's board of directors. Prior to joining Linn in 2006, Mr. Ellis served in varying roles of increasing responsibility for Burlington Resources and ConocoPhillips. He holds a B.S. in Petroleum Engineering from Texas A&M University.

  •
  The Board has concluded that Mr. Ellis is qualified to serve as a Director because, among other things, his service as the chief executive officer and director of another public energy company provides extensive oil and gas industry executive management experience, as well as knowledge of current developments and best practices in the industry.

Name:	Larry F. Mazza, Director

Age:	57
Committees:	Compensation

  •
  Mr. Mazza, a CPA, joined the Board in 2007. Mr. Mazza is President, Chief Executive Officer and director of MVB Financial Corp ("MVB"), a multi-state financial services company. He has more than 28 years of experience in both large banks and community banks and is one of seven members of the West Virginia Board of Banking and Financial Institutions, which oversees the operation of financial institutions throughout West Virginia and advises the state Commissioner of Banking. Mr. Mazza is also an entrepreneur and is co-owner of nationally-recognized sports media business Football Talk, LLC, a pro football website and content provider for NBC SportsTalk. He also serves on the board of directors of a private financial technology startup, Billgo, headquartered in Fort Collins, Colorado. Prior to joining MVB in 2005, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank's West Virginia North region. Mr. Mazza was employed by BB&T and its predecessors from 1986 to 2005. Prior thereto, Mr. Mazza was President of Empire National Bank, and later served as Regional President of One Valley Bank. Mr. Mazza also previously worked for KPMG (or its predecessors) as a CPA with a focus on auditing. He holds a B.S. in Business Administration from West Virginia University.

  •
  The Board has concluded that Mr. Mazza is qualified to serve as a Director because, among other things, he is a CPA, a CEO, and has extensive leadership and banking experience. Mr. Mazza also provides an important link to community and employee stakeholders, demonstrating a continuing commitment to our workforce located in Bridgeport, West Virginia.

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2020—CLASS I

Name:	David C. Parke, Director

Age:	51
Committees:	Audit Compensation (Chair) Nominating and Governance

  •
  Mr. Parke, who joined the Board in 2003, has served as a Managing Director of EVOLUTION Life Science Partners since October 2014. From June 2011 until October 2014, he was a Managing Director in the investment banking group of Burrill Securities LLC, an investment banking firm. From 2006 until June 2011, he was Managing Director in the investment banking group of Boenning & Scattergood, Inc., a regional investment bank. Prior to joining Boenning & Scattergood, from October 2003 to November 2006, he was a Director with the investment banking firm Mufson Howe Hunter & Company LLC. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor, Pennsylvania Merchant Group Ltd., both investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wells Fargo, and Legg Mason, Inc., now part of Stifel Nicolaus. He holds a B.S. in Finance from Lehigh University and an M.B.A. from the Wharton School at the University of Pennsylvania.

  •
  The Board has concluded that Mr. Parke is qualified to serve as a Director because, among other things, he has extensive investment banking and strategic advisory experience, including experience in the oil and gas area, allowing him to contribute broad financial and investment banking expertise to the Board and to provide guidance on capital markets and acquisition matters.

Name:	Jeffrey C. Swoveland, Director (Non-Executive Chairman)

Age:	63
Committees:	Audit Nominating and Governance

  •
  Mr. Swoveland, a National Association of Corporate Directors Board Leadership Fellow, joined the Board in 1991 and was elected Non-Executive Chairman of the Board in June 2011. From 2006 until January 2014, Mr. Swoveland was first Chief Operating Officer and later President and Chief Executive Officer of ReGear Life Sciences, Inc. (previously named Coventina Healthcare Enterprises), which develops and markets medical device products. From 2000 until 2007, Mr. Swoveland served as Chief Financial Officer of Body Media, Inc., a life-science company. Prior thereto, from 1994 to September 2000, Mr. Swoveland held various positions including Vice President of Finance, Treasurer and interim Chief Financial Officer with Equitable Resources, Inc., a diversified natural gas company. Mr. Swoveland also has worked as a geologist and exploratory geophysicist for both major and independent oil and gas companies. Mr. Swoveland served as a member of the Board of Directors of Linn from 2006 to 2017. He holds a B.S. in Geology and Geophysics from the University of Missouri/Rolla and an M.S. in Finance and Policy from Carnegie Mellon University.

  •
  The Board has concluded that Mr. Swoveland is qualified to serve as a Director because, among other things, he brings to the Board extensive corporate management, accounting and finance experience, and oil and gas industry expertise. Additionally, his prior service as a director of another public energy company allows him to provide leadership and knowledge of best practices that benefit the Company and his guidance and understanding of management processes of other oil and gas companies benefits the Company as it continues to grow.

        The election of the Class II Directors will be effected by an affirmative vote of a plurality of the outstanding common shares. Abstentions and broker non-votes will have no effect on the election of Directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL NO. 1. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board is comprised of three Directors and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards and other applicable standards. The duties of the Audit Committee are summarized in this Proxy Statement under "Standing Committees of the Board" and are more fully described in its charter, which can be viewed on the Company's website at www.pdce.com under "Corporate Governance."

        Management is responsible for the Company's internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing a report thereon. The Audit Committee's responsibilities include monitoring and overseeing these processes.

        The Audit Committee held eight meetings during 2017. In addition, the Audit Committee has authorized Audit Committee member Anthony J. Crisafio to serve as a sub-committee of the Audit Committee to review and approve SEC periodic financial filings and other actions of the partnerships for which the Company serves as managing general partner (collectively, the "Partnerships"). The sub-committee met five times during 2017 to review such partnership filings and PDC's Annual Report on Form 11-K for its 401(k) and Profit Sharing Plan.

        The Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2017 (the "Audited Financial Statements") with the Company's management and PwC, the Company's independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements of Auditing Standards AU § 380) as adopted by the PCAOB in Rule 3200T, as amended. The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 and has discussed with PwC its independence from the Company. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

        Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended that the Board include the Audited Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Anthony J. Crisafio, Chair David C. Parke Jeffrey C. Swoveland AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

 PROPOSAL NO. 2—RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2 on the Proxy Card)

        The Audit Committee has appointed PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, and the Company is submitting the appointment of PwC to the stockholders for ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider its selection. A representative of PwC is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services	2017	2016

Audit Fees(1)	$2,261,000	$2,420,000
Audit-Related Fees(2)	7,575	26,513
Tax Fees(3)	84,000	24,854
All Other Fees(4)	—	—

Total Fees	$2,352,575	$2,471,367

(1)
Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company's annual consolidated financial statements and the report on management's assessment of internal controls over financial reporting and the effectiveness of the Company's internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including fees related to comfort letters and consents issued in conjunction with our securities offerings.
(2)
Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are related to the performance of the audit or review of the Company's annual consolidated financial statements and are not reported under "Audit Fees." Fees billed primarily include our proportionate share of amounts billed to the Company-sponsored partnerships for the audits of their annual financial statements. Total amounts billed to the Company-sponsored partnerships in 2017 and 2016 were $20,000 and $70,000, respectively.
(3)
Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its proportionately consolidated entities.
(4)
Other fees consist of aggregate fees billed for products and services other than services reported above.

Audit Committee Pre-Approval Policies and Procedures

        The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre-approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company's independent registered public accounting firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually. Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non-audit services which are to be performed by the independent accountant and are not eligible for annual pre-approval must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. All of the services described in "Principal Accountant Fees and Services" were approved by the Audit Committee pursuant to its pre-approval policies in effect at the time. The duties of the Audit Committee are described in the Audit Committee Charter, which can be viewed on the Company's website at www.pdce.com under "Corporate Governance."

        The proposal to ratify the appointment of PwC will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company present or represented at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted as votes against this proposal. Brokers will have discretionary authority to vote on this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 PROPOSAL NO. 3—APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION
OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

(Proposal 3 on the Proxy Card)

        The stockholders of the Company are entitled to cast a non-binding advisory vote at the Annual Meeting on the compensation of the Company's Named Executive Officers (as defined below). While this vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company's executive compensation program. In 2017, based on the stockholder votes at the 2017 Annual Meeting of Stockholders and engagement with some of the Company's largest stockholders, the Company determined to hold a "say-on-pay" vote annually, consistent with the majority of votes cast in favor of an annual advisory vote. The next non-binding advisory vote regarding such frequency will be held at the 2023 Annual Meeting of Stockholders, in accordance with SEC rules.

        As described more fully under "Compensation Discussion and Analysis" below, the Company's executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company's strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.

        The Company's practice of targeting the median in compensation and placing a significant portion of each Named Executive Officer's compensation at risk demonstrates its pay-for-performance philosophy. In 2017 approximately 80% of the target compensation for our Named Executive Officers, other than the CEO, was in the form of variable compensation which was "at risk" (i.e., incentive cash compensation, performance-based equity, stock appreciation rights and restricted stock units). For the Company's CEO, this amount was 85% in 2017.

        Each of the Named Executive Officers has been granted significant equity awards, including awards subject to annual vesting over a three year period and performance share units subject to a three year performance period, to provide a stake in the Company's long-term success. The Company also has demanding stock ownership guidelines applicable to its Named Executive Officers. The Company believes that this "tone at the top" guides the Company's other officers and management personnel to obtain and maintain meaningful ownership stakes in the Company.

        The Compensation Committee considers the results of the non-binding "say-on-pay" vote of our stockholders in making prospective compensation decisions. At our 2017 annual meeting of stockholders, over 96% of the votes cast approved, on an advisory basis, the compensation of our Named Executive Officers. Accordingly, the Compensation Committee concluded that our executive compensation programs generally meet the expectations of our stockholders. We did not make any material changes to our executive compensation programs in 2017.

        In light of the foregoing, the Company believes that the compensation of the Named Executive Officers for 2017 was appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its stockholders. Stockholders are being asked to vote on the following resolution:

  RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis," compensation tables and narrative disclosure in this Proxy Statement for the Company's 2018 Annual Meeting.

        This advisory vote will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company present or represented at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted as votes against this proposal. Broker non-votes will not affect the outcome of this proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 3. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

 PROPOSAL NO. 4—APPROVE THE 2018 EQUITY INCENTIVE PLAN

(Proposal 4 on the Proxy Card)

        On March 30, 2018, the Board approved a new omnibus equity incentive plan entitled the PDC Energy, Inc. 2018 Equity Incentive Plan (the "2018 Plan"), to be effective upon stockholder approval at the Annual Meeting. The Board also recommended that the Company's stockholders approve and adopt the 2018 Plan at the Annual Meeting.

        The key features of the 2018 Plan include the following:

  •
  A reserve of 1,800,000 shares of our common stock that may be issued pursuant to awards under the 2018 Plan;

  •
  A term that expires on March 29, 2028;

  •
  Permitted awards include, but are not limited to, options, stock appreciation rights (sometimes referred to as "SARs"), restricted stock, restricted stock units (sometimes referred to as "RSUs"), performance stock units (sometimes referred to as "PSUs"), and other stock-based awards;

  •
  No direct or indirect repricing of options or stock appreciation rights without stockholder approval;

  •
  Stringent share recycling provisions that prohibit recycling of shares used as consideration for tax withholding or as consideration for option exercises, along with full counting of all shares subject to stock-settled stock appreciation rights;

  •
  A minimum one year cliff vesting schedule on all awards types under the 2018 Plan (applicable to at least 95% of the shares authorized for issuance);

  •
  Dividends and dividend equivalents on unvested awards are accrued and paid only if related awards become vested; and

  •
  No excise-tax gross-ups on equity awards.

Reasons for Adopting the 2018 Plan

        The Compensation Committee and the Board believe that we must continue to offer a competitive equity incentive program in order to successfully attract, retain and motivate the best employees, directors, and consultants, without whom we cannot execute on our business goals or deliver value to our stockholders. Our Amended and Restated 2010 Long-Term Equity Compensation Plan, which was most recently approved by stockholders in 2013 (as the same has been amended and restated from time to time, the "2010 Plan"), is the only equity incentive plan that we currently maintain, and it will remain outstanding and the Company may use the 2010 Plan to grant awards regardless of whether the stockholders approve the 2018 Plan. However, the share reserve of the 2010 Plan is nearly depleted. As of April 2, 2018, there were only 320,791 shares available for grant under the 2010 Plan. Accordingly, and based on historic grant patterns, we believe the remaining shares available for issuance under the 2010 Plan are insufficient, and that we must increase the number of shares available for issuance under our equity incentive plans to address our future equity compensation needs for a meaningful period of time. We believe strongly that adoption of the 2018 Plan will accomplish this objective.

        If the stockholders approve the 2018 Plan, the number of shares of common stock reserved for issuance under the Company's equity incentive plans will be increased by 1,800,000 shares, as follows (share counts are as of April 2, 2018):

Remaining shares available for issuance pursuant to new awards under the existing 2010 plan		320,791
Shares available for issuance under the 2018 Plan	+	1,800,000
Total shares available for issuance pursuant to new awards under the Company's equity plans	=	2,120,791

Outstanding Awards under 2010 Plan

        As of April 2, 2018, there were 298,220 stock options/SARs outstanding under the Company's equity compensation plans with a weighted average exercise price of $47.39 and weighted average remaining term of 6.2 years. In addition, as of April 2, 2018, there were 770,910 full-value awards outstanding under the Company's equity compensation plans. Other than the foregoing, no other awards under the Company's equity compensation plans were outstanding or available for grant as of April 2, 2018.

Description of the 2018 Plan

        The following summary of material terms of the 2018 Plan does not purport to be complete and is subject to and qualified in its entirety by the actual terms of the 2018 Plan. A copy of the 2018 Plan is provided as Appendix A to this Proxy Statement.

Purpose of the 2018 Plan

        The purpose of the 2018 Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers, employees and other eligible persons (including certain consultants and advisors).

        The Board or one or more committees consisting of independent directors appointed by the Board will administer the 2018 Plan. The Board will delegate general administrative authority for the 2018 Plan to the Compensation Committee, which is comprised of directors who qualify as independent under rules promulgated by the SEC and NASDAQ. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the 2018 Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act, the rules of NASDAQ and for grants to non-employee directors, the 2018 Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this section as the Administrator.

        The Administrator has broad authority under the 2018 Plan with respect to award grants including, without limitation, the authority:

  •
  To select participants and determine the type(s) of award(s) that they are to receive;

  •
  To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  To cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition described below;

  •
  To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consents;

  •
  Subject to the other provisions of the 2018 Plan, to make certain adjustments to outstanding awards and authorize the conversion, succession or substitution of awards; and

  •
  To allow the purchase price of awards or shares of the Company's common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company's common stock or by a reduction of the number of shares deliverable pursuant to the awards, by services rendered by the recipient of the awards, by notice of third party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility

        Persons eligible to receive awards under the 2018 Plan include officers and employees of the Company or any of its subsidiaries, non-employee directors of the Company, and certain individual consultants who render bona fide services to the Company or any of its subsidiaries (other than services in connection with the offering or sale of securities or as a market maker or promoter of securities of the Company). As of the date of this Proxy Statement, there are approximately 337 employees, including officers, of the Company and its subsidiaries and seven non-employee Directors of the Company and its subsidiaries who would potentially be eligible to receive awards under the 2018 Plan.

Authorized Shares

        There are 1,800,000 shares of Company common stock authorized for issuance pursuant to awards under the 2018 Plan. The 2018 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2018 Plan, except as may be required by the Administrator or applicable law or stock exchange rules.

        Shares that are subject to or underlie awards which expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2018 Plan are available for reissuance under the 2018 Plan. However, the 2018 Plan prohibits liberal share recycling. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised stock-settled SARs (regardless of the number of shares actually delivered), count against the share limit.

Awards Under the 2018 Plan

        Because awards under the 2018 Plan are granted in the discretion of the Board or a committee of the Board, the type, number, recipients and other terms of future awards cannot be determined at this time.

No Repricing

        In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or stock appreciation right award under the 2018 Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award.

Minimum Vesting Schedule

        The 2018 Plan requires a minimum one year cliff vesting schedule for all equity award types under the 2018 Plan. This minimum vesting schedule will apply to at least 95% of the shares authorized for grant under the 2018 Plan.

Dividends and Dividend Equivalents

        Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Types of Awards

        The 2018 Plan authorizes stock options, SARs, restricted stock, RSUs, PSUs and other forms of awards that may be granted or denominated in the Company's common stock or units of the Company's common stock, as well as cash bonus awards. The 2018 Plan provides flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

Stock Options

        A stock option is a right to purchase shares of the Company's common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company's common stock on the date of grant. On April 2, 2018, the last sale price of the Company's common stock as reported on NASDAQ was $46.61 per share. The maximum term of an option is ten years from the date of grant. An option may be either an incentive stock option or a nonqualified stock option. Incentive stock options are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Internal Revenue Code of 1986, as amended (the "Code") and the 2018 Plan. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Appreciation Rights

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of shares of the Company's common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price is established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of the Company's common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

Restricted Stock

        Shares of restricted stock are shares of the Company's common stock that are subject to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of time (the "restricted period"). Subject to the restrictions provided in the applicable award agreement and the 2018 Plan, a participant receiving restricted stock may have all of the rights of a shareholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate become vested.

Restricted Stock Units

        A restricted stock unit represents the right to receive one share of the Company's common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2018 Plan, a participant receiving RSUs has no rights as a shareholder until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights. RSUs may be settled in cash if so provided in the applicable award agreement.

Performance Stock Units

        A performance stock unit ("PSU") is a performance-based award that entitles the recipient to receive shares of the Company's common stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares covered by the award, with the actual number of PSUs earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. Subject to the restrictions provided in the applicable award agreement and the 2018 Plan, a participant receiving PSUs has no rights as a shareholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights. PSUs may be settled in cash if so provided in the applicable award agreement.

Cash Awards

        The Administrator, in its sole discretion, may grant cash awards, including without limitation discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

Other Awards

        The other types of awards that may be granted under the 2018 Plan include, without limitation, stock bonuses, dividend equivalents, and similar rights to purchase or acquire shares of the Company's common stock.

Change of Control

        Unless otherwise provided in an applicable award agreement, upon a change of control (as defined in the 2018 Plan), the Administrator shall have full discretion to take whatever actions it deems necessary or appropriate, including but not limited to the following actions: (1) provide for full or partial accelerated vesting of any award or portion thereof, either immediately prior to the change of control or on such terms and conditions following the change of control (such as a termination without cause) as the Administrator determines in its sole and absolute discretion; (2) provide for the assumption of such awards (or portions thereof) or the substitution of such awards (or portions thereof) with similar awards of the surviving or acquiring Company; (3) provide for the cash-out and cancellation of any award (or portion thereof); and (4) take any other actions as the Administrator deems necessary or advisable in connection with such change of control transaction. If the surviving or acquiring company does not assume the outstanding awards (or portions thereof) or substitute similar stock awards for those outstanding under the 2018 Plan as of the change of control, then the vesting and exercisability (if applicable) of all awards (or portions thereof) shall be accelerated in full immediately prior to such change of control, and such outstanding awards (or portions thereof) shall terminate and/or be payable upon the occurrence of the change of control. The Administrator may take different actions with respect to different participants under the 2018 Plan, different awards under the 2018 Plan, and different portions of awards granted under the 2018 Plan.

Transferability of Awards

        Awards under the 2018 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and with respect to awards with exercise features, are generally exercisable during the recipient's lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal and state securities laws and provided that any such transfers are not for consideration.

Adjustments

        As is customary in plans of this nature, the share limit and the number and kind of shares available under the 2018 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority

        The 2018 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company's common stock, under any other plan or authority.

Non-Competition and Clawback Policy

        By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the 2018 Plan, participants agree to be bound by and subject to certain restrictive covenants and may forfeit their awards upon breach of such restrictive covenants. Awards are subject to any clawback policy adopted by the Company from time to time.

Awards to Directors

        The 2018 Plan is the exclusive vehicle for awards of cash and equity compensation to be paid or provided to the Company's non-employee directors. Non-employee directors are eligible to receive all forms of awards to the extent permissible under the 2018 Plan. Cash awards to non-employee directors may take any form determined by the Administrator in its sole and absolute discretion, including, but not limited to, retainers, committee fees, chairperson fees, per meeting fees, and special fees for committee service. Cash awards paid to any non-employee director may not exceed $400,000 in any fiscal year. Equity awards to non-employee directors may take any form determined by the Administrator in its sole and absolute discretion. Equity awards granted to any non-employee director may not have a grant date fair value in excess of $400,000 in any fiscal year.

Termination of, or Changes to, the 2018 Plan

        The Administrator may amend or terminate the 2018 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable stock exchange rules or as required under Sections 162, 409A, 422 or 424 of the Code to preserve the intended tax consequences of the 2018 Plan. For example, shareholder approval is required for any proposed amendment to increase the maximum number of shares that may be delivered with respect to awards granted under the 2018 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered amendments requiring shareholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2018 Plan will terminate ten years after the date on which the 2018 Plan was approved by the Board. Outstanding awards generally will continue following the expiration or termination of the 2018 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Certain Federal Tax Consequences

        The following summary of the federal income tax consequences of awards under the 2018 Plan is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options

        The grant of a nonqualified stock option under the 2018 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options

        The grant of an incentive stock option (or "ISO") under the 2018 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

        The "spread" under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock

        Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant's subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

        Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted in an amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

        To the extent dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

Other Awards

        Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code

        Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's "covered employees." A "covered employee" is any individual who has served at any time after December 31, 2016 as the Company's chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company.

Section 409A of the Internal Revenue Code

        Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the 2018 Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the 2018 Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

Interested Parties

        Because approval of the 2018 Plan will increase the number of shares available for issuance to the directors and executive officers of the Company, each of those persons has an interest in and may benefit from the approval of the 2018 Plan.

Vote Required for Approval

        Approval of the 2018 Plan will require the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Abstentions will be counted as votes against this matter, and broker non-votes will have no effect on the vote on this matter.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPANY'S 2018 EQUITY INCENTIVE PLAN.

 ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2018 ANNUAL MEETING

        As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting in accordance with our Bylaws and SEC rules, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of April 2, 2018, by (1) each person known by the Company to own beneficially more than five percent of the outstanding shares of common stock; (2) each Director of the Company; (3) each executive officer; and (4) all Directors and Named Executive Officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of April 2, 2018, 66,087,319 shares of common stock of the Company were outstanding. Except as otherwise indicated, the address for each of the named security holders is c/o 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned

BlackRock, Inc. 55 East 52nd Street New York, NY 10022	8,643,984	(1)	13.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,053,474	(2)	9.2%
Causeway Capital Management LLC 11111 Santa Monica Boulevard 15th Floor Los Angeles, CA 90025	4,777,877	(3)	7.2%
FMR, LLC 245 Summer Street Boston, MA 02210	4,381,267	(4)	6.6%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	4,280,455	(5)	6.5%
Barton R. Brookman, Jr.	241,956	(6)	*
Lance A. Lauck	136,374	(7)	*
Scott J. Reasoner	71,008	(8)	*
Daniel W. Amidon	107,363	(9)	*
R. Scott Meyers	8,093	(10)	*
Jeffrey C. Swoveland	19,018	(11)	*
David C. Parke	11,440	(12)	*
Anthony J. Crisafio	16,892	(13)	*
Larry F. Mazza	24,864	(14)	*
Randy S. Nickerson	807	(15)	*
Mark E. Ellis	—	(16)	*
Christina M. Ibrahim	—	(17)	*
David W. Honeyfield	24,608	(18)	*

All directors and executive officers as a group (12 persons)	637,815	(19)	1.0%

*
Represents less than 1% of the outstanding shares of common stock.
(1)
As reported on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 23, 2018, BlackRock, Inc. holds sole voting power as to 8,510,695 shares and sole dispositive power as to 8,643,984 shares.
(2)
As reported on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2018, The Vanguard Group is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 71,306 shares, sole dispositive power as to 5,980,011 shares and shared dispositive power as to 73,463 shares.
(3)
As reported on a Schedule 13G/A filed with the SEC by Causeway Capital Management LLC on February 14, 2018, Causeway Capital Management LLC is a parent holding company in accordance with SEC Rule 13d-1(b)1(ii)(G) and holds sole voting power as to 2,163,029 shares and sole dispositive power as to 4,777,877 shares.

(4)
As reported on a Schedule 13G/A filed with the SEC by FMR LLC on February 13, 2018, FMR LLC is a parent holding company in accordance with SEC Rule 13d-1(b)1(ii)(G) and holds sole voting power as to 343,008 shares and sole dispositive power as to 4,381,267 shares.
(5)
As reported on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2018, Dimensional Fund Advisors, LP is a parent holding company in accordance with SEC Rule 13d-1(b)1(ii)(G) and holds sole voting power as to 4,189,436 shares and sole dispositive power as to 4,280,455 shares.
(6)
Excludes 76,357 RSUs subject to vesting greater than 60 days after April 2, 2018; includes 103,537 shares subject to SARs exercisable within 60 days of April 2, 2018.
(7)
Excludes 28,242 RSUs subject to vesting greater than 60 days after April 2, 2018; includes 62,330 shares subject to SARs exercisable within 60 days of April 2, 2018.
(8)
Excludes 25,105 RSUs subject to vesting greater than 60 days after April 2, 2018; includes 16,783 shares subject to SARs exercisable within 60 days of April 2, 2018.
(9)
Excludes 16,498 RSUs subject to vesting greater than 60 days after April 2, 2018; includes 57,250 shares subject to SARs exercisable within 60 days of April 2, 2018.
(10)
Excludes 16,985 RSUs subject to vesting greater than 60 days after April 2, 2018.
(11)
Excludes 6,016 RSUs subject to vesting greater than 60 days after April 2, 2018; includes 3,580 common shares deferred pursuant to the Non-Employee Director Deferred Compensation Plan.
(12)
Excludes 4,813 RSUs subject to vesting greater than 60 days after April 2, 2018; includes 2,312 common shares deferred pursuant to the Non-Employee Director Deferred Compensation Plan.
(13)
Excludes 4,813 RSUs subject to vesting greater than 60 days after April 2, 2018; includes 425 common shares purchased pursuant to the Non-Employee Director Deferred Compensation Plan.
(14)
Excludes 4,813 RSUs subject to vesting greater than 60 days after April 2, 2018.
(15)
Excludes 4,364 RSUs subject to vesting greater than 60 days after April 2, 2018.
(16)
Excludes 3,902 RSUs subject to vesting greater than 60 days after April 2, 2018.
(17)
Excludes 2,748 RSUs subject to vesting greater than 60 days after April 2, 2018.
(18)
The shares reported are based on the Company's knowledge and were determined in accordance with the latest Form 4 filed by the Company on Mr. Honeyfield's behalf, dated December 18, 2017. Transactions in Company stock by Mr. Honeyfield since that date, if any, are not reflected in this number. Includes 7,962 shares subject to SARs exercisable within 60 days of April 2, 2018.
(19)
Excludes 194,656 RSUs subject to vesting greater than 60 days after April 2, 2018; includes 6,317 common shares deferred pursuant to the Non-Employee Director Deferred Compensation Plan and includes 247,862 SARs exercisable within 60 days of April 2, 2018.

Each SAR referenced in the footnotes above entitles the executive officer to receive the difference between the fair market value of a share of our common stock on the date of exercise and its value on the date of initial grant, which ranged from $24.44 to $74.57 for the SARs in the table, payable in shares only.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists its executive officers and Directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

        Based solely on a review of the reports furnished to the Company or on written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2017, the Company's executive officers and Directors and owners of more than 10% of the Company's common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that govern the structure and function of the Board and establish the Board's policies on a number of corporate governance issues. Among other matters, the Corporate Governance Guidelines address:

  •
  Director selection, qualification and responsibilities;

  •
  The holding and frequency of executive sessions of independent directors, Board self-evaluation and senior executive performance reviews;

  •
  Board committee structure and function;

  •
  Succession planning; and

  •
  Governance matters, standard of business conduct and Board committee responsibilities.

The Corporate Governance Guidelines were most recently amended on September 30, 2017.

Uncontested Elections Policy

        The Corporate Governance Guidelines include an Uncontested Elections Policy (the "Policy"). Under the Policy, any nominee for Director in an uncontested election who receives a greater number of "withhold" votes than "for" votes will submit to the Board a letter of resignation for consideration by the N&G Committee. The N&G Committee will promptly consider the tendered resignation and will recommend to the Board whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the "withhold" votes in a different way.

        In making this recommendation, the N&G Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders' withholding of votes from such Director nominee (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director's contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and its stockholders. In considering the N&G Committee's recommendation, the Board will take into account the factors considered by the N&G Committee and such additional information and factors as the Board believes to be relevant.

Other Corporate Governance Documents

        The Company's website includes the Corporate Governance Guidelines and the following additional governance documents:

    Director Nomination Procedures

    Director Stock Ownership Guidelines

    Insider Trading Policy

    Shareholder Communication Policy

    Audit Committee Charter

    Compensation Committee Charter

    Midstream Committee Charter

    Nominating and Governance Committee Charter

    Non-Executive Chairman Charter

    Code of Business Conduct and Ethics

    Waivers of Potential Conflicts of Interest, as applicable

Board of Directors

        The Company's Bylaws provide that the number of members of the Board shall be designated from time to time by a resolution of the Board, provided that pursuant to the Company's Certificate of Incorporation (the "Charter") the number of directors on the Board shall in no event be fewer than three or more than nine. As of the date of this Proxy Statement, the designated number of Directors is eight. Under the Charter, the Board is divided into three separate classes of Directors which are required to be as nearly equal in number as practicable. At each annual meeting of stockholders, one class of Directors whose term is expiring may be elected for a new term of three years. The classes are staggered so that the term of one class expires each year.

        There is no family relationship among any Directors or executive officers of the Company. There are no arrangements or understandings among any Directors or officers and any other person pursuant to which the person was selected as an officer or Director of the Company.

Director Independence

        In affirmatively determining whether a Director is "independent," the Board analyzes and reviews NASDAQ listing standards, which set forth certain circumstances under which a director may not be considered independent. The current President and CEO of the Company, Mr. Brookman, is not independent under such standards. Audit Committee and Compensation Committee members are subject to additional, more stringent independence requirements.

        The Board has reviewed the business and charitable relationships between the Company and each non-employee Director ("Non-Employee Director") to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non-Employee Director's independence. The Board has affirmatively determined that each of the Non-Employee Directors (i.e., Messrs. Crisafio, Ellis, Mazza, Nickerson, Parke and Swoveland and Ms. Ibrahim, and former directors Mr. Casabona and Ms. Wakim) were independent under NASDAQ Listing Rule 5605, the Exchange Act, and our Board committee charter requirements at all times while serving as a Non-Employee Director.

Board Meetings and Attendance

        The Board has a standing Audit Committee, Compensation Committee, Midstream Committee and N&G Committee. Actions taken by these committees are reported to the Board at its next meeting. During 2017, each Director other than Ms. Ibrahim, whose Board service commenced on January 1, 2018, attended at least 75% of all meetings of the Board and committees of which he or she was a member. As specified in the Corporate Governance Guidelines, Directors are strongly encouraged, but not required, to attend the Annual Meeting. All of the Directors (other than Mr. Ellis and Ms. Ibrahim, who were not directors at that time) attended the 2017 annual meeting of stockholders held on May 30, 2018.

        The following table identifies the members of each committee of the Board, the chair of each committee, and the number of meetings held in 2017. Ms. Ibrahim's appointment to the Board was approved on December 20, 2017, but was effective as of January 1, 2018.

2017 BOARD AND COMMITTEE MEMBERSHIPS

Director	Board of Directors		Audit Committee		Compensation Committee		Nominating and Governance Committee		Midstream Committee (1)

Barton R. Brookman	X

Anthony J. Crisafio	X		X	(2)	X	(3)			X

Mark E. Ellis	X	(4)			X	(5)			X

Larry F. Mazza	X		X	(6)	X		X	(7)

Randy S. Nickerson	X	(8)					X	(9)	X	(10)

David C. Parke	X		X	(11)	X		X

Jeffrey C. Swoveland (12)	X		X		X	(13)	X	(14)

Joseph E. Casabona (15)	X

Kimberly Luff Wakim (16)	X		X		X		X

Number of Meetings in 2017	8		8	(17)	8		6		2

(1)
The Midstream Committee was formed on, and each of its members have served since, September 30, 2017.
(2)
Mr. Crisafio served as a member of the Audit Committee for all of 2017, and served as its Chair since May 30, 2017.
(3)
Mr. Crisafio served as a member of the Compensation Committee until September 30, 2017.
(4)
Mr. Ellis became a director of the Company on August 27, 2017.
(5)
Mr. Ellis served as a member of the Compensation Committee since September 30, 2017.
(6)
Mr. Mazza served as a member of the Audit Committee until September 30, 2017.
(7)
Mr. Mazza served as Chair of the N&G Committee until September 30, 2017 at which time the role transitioned to Mr. Nickerson.
(8)
Mr. Nickerson became a director of the Company on March 4, 2017.
(9)
Mr. Nickerson served as a member of the N&G Committee since May 30, 2017, and served as its Chair since September 30, 2017.
(10)
Mr. Nickerson has served as Chair of the Midstream Committee since its formation.
(11)
Mr. Parke served as a member of the Audit Committee since September 30, 2017.
(12)
Mr. Swoveland serves as Non-Executive Chairman.
(13)
Mr. Swoveland served as a member of the Compensation Committee until September 30, 2017.
(14)
Mr. Swoveland served as a member of the N&G Committee since September 30, 2017.
(15)
Mr. Casabona ceased to serve as a director of the Company following the 2017 annual meeting of stockholders.
(16)
Ms. Wakim passed away on April 28, 2017.
(17)
A sub-committee of the Audit Committee (the "Audit Sub-Committee") held five additional meetings in 2017 related to, among other matters, SEC filings on Form 10-K for our affiliated Partnerships. Mr. Casabona served as the sole member of this sub-committee until May 30, 2017, at which time Mr. Crisafio became the sole member.

        The Non-Employee Directors generally meet in "executive session" in connection with each regularly scheduled Board meeting—i.e., without Mr. Brookman, the Company's President and CEO, or other members of management present. Mr. Swoveland chairs these sessions; however, the other Non-Employee Directors may, in the event of his absence, select another Director to preside over the executive session.

STANDING COMMITTEES OF THE BOARD

Audit Committee

        The Audit Committee is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes-Oxley Act of 2002, Section 10A(m)(3) of the Exchange Act and the relevant provisions of the Audit Committee Charter. The Board has adopted the Audit Committee Charter, which was most recently amended and restated on May 30, 2017 and is posted on the Company's website at www.pdce.com under "Corporate Governance." The Board assesses the adequacy of the Audit Committee Charter on an annual basis and revises it as necessary. The Board has determined that all members of the Audit Committee qualify as "financial experts" as defined by SEC regulations. The Audit Committee's primary purpose is to assist the Board in monitoring the integrity of the Company's financial reporting process, systems of internal controls, financial statements, and compliance with legal and regulatory requirements. Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or related work. In performing its responsibilities, the Audit Committee:

  •
  Monitors the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

  •
  Monitors the independence of the independent registered public accounting firm; and

  •
  Provides an avenue for communications among the independent registered public accounting firm, management and the Board.

Compensation Committee

        The Board has determined that all members of the Compensation Committee are independent of the Company under NASDAQ Listing Rules 5605(a)(2) and 5605(d)(2). The Board has adopted a Compensation Committee Charter, which was most recently amended and restated on September 19, 2013 and is posted on the Company's website at www.pdce.com under "Corporate Governance." In performing its responsibilities, the Compensation Committee:

  •
  Oversees the development of a compensation strategy for the Company's Named Executive Officers;

  •
  Evaluates the performance of and establishes the compensation of the CEO;

  •
  Reviews and approves the elements of compensation for other senior executive officers of the Company;

  •
  Negotiates and approves the terms of employment and severance agreements with executive officers of the Company and approves all Company severance and change of control plans;

  •
  Reviews the Non-Employee Directors' compensation and recommends to the Board any changes in such compensation;

  •
  Reviews and approves performance criteria and results for bonus and performance-based equity awards for senior executive officers and approves awards to those officers;

  •
  Recommends to the Board equity-based incentive plans necessary to implement the Company's compensation strategy, approves equity grants under the plans and administers all equity-based incentive programs of the Company, which may include specific delegation to management to grant awards to non-executive officers; and

  •
  Reviews and approves Company contributions to Company-sponsored retirement plans.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is or has been an officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. During 2017, none of our executive officers served as director or member of the compensation committee (or other committee serving an equivalent function) or any other entity whose executive officers served on our Compensation Committee or the Board.

Nominating and Governance Committee

        The Board has determined that all members of the N&G Committee are independent of the Company under NASDAQ Listing Rule 5605(a)(2). The Board has adopted a Nominating and Governance Committee Charter, which was most recently amended and restated on June 4, 2015 and is posted on the Company's website at www.pdce.com under "Corporate Governance." In performing its responsibilities, the N&G Committee:

  •
  Assists the Board by identifying and recruiting individuals qualified to become Board members and recommending nominees for election at the next annual meeting of stockholders or to fill any vacancies;

  •
  Recommends to the Board and oversees development of corporate governance and ethics policies applicable to the Company;

  •
  Leads the Board in its annual self-assessment of the Board's and its committees' performance and the Directors' contributions; and

  •
  Assists the Board in creating and maintaining an appropriate committee structure, and recommends to the Board the nominees for membership on, and Chair of, each committee, as well as the Non-Executive Chair position.

Midstream Committee

        The Board has determined that all members of the Midstream Committee are independent of the Company under NASDAQ Listing Rule 5605(a)(2). The Board adopted a Midstream Committee Charter on September 30, 2017, which is posted on the Company's website at www.pdce.com under "Corporate Governance." In performing its responsibilities, the Midstream Committee evaluates, analyzes, and makes recommendations to the Board regarding the Company's ownership, operation, development, and potential acquisition and disposition of midstream assets.

Board Leadership Structure

        Although the Board has no specific policy with respect to the separation of the offices of Chairman and CEO, the Board believes that our current leadership structure, under which Mr. Brookman currently serves as President and CEO and Mr. Swoveland serves as Non-Executive Chairman of the Board, is the appropriate structure for our Board at this time. Since June 2011, the roles of Chairman and CEO have been held by separate individuals. We currently believe that as Directors continue to have increasing oversight responsibilities, it is beneficial to have an independent, separate Chairman who has the responsibility of leading the Board, allowing the CEO to focus on leading the Company. We believe our CEO and Chairman have an excellent working relationship which, given the separation of their positions, provides strong Board leadership while positioning our CEO as the leader of the Company in front of our employees and stockholders. The Board reconsiders this structure at least annually.

DIRECTOR COMPENSATION

        Non-Employee Directors' compensation is reviewed annually by the Compensation Committee and is approved by the Board. We compensate Directors on an annual basis with a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on our Board and to align Directors' interests with those of our stockholders. In determining how to compensate our Directors, we consider the significant amount of time they spend fulfilling their duties, as well as the competitive market for skilled directors. No compensation is paid to our CEO for his service on the Board.

        In 2017, the Compensation Committee used its independent compensation consultant to review executive compensation and to conduct an annual review of the total compensation of our Non-Employee Directors (see "Role of the Compensation Consultant" in the Compensation Discussion and Analysis section of this Proxy Statement). The consultant evaluated board and committee retainer fees, potential meeting fees and stock-based long-term incentives using, as the competitive benchmark, total compensation paid to the directors of the energy companies which comprise the Company's peer group used to determine 2017 executive compensation. Based on this review, no changes were made to our Non-Employee Directors' compensation.

        Below is a summary of the compensation paid to our Non-Employee Directors for service in 2017. All Board and committee retainers are paid in quarterly installments.

Cash Compensation

Annual Board Retainer

        Each Non-Employee Director (other than Ms. Ibrahim, whose service on the Board did not commence until January 2018) received an annual cash retainer of $75,000 for service on the Board and for attendance at Board meetings, which amount was prorated for a partial year of service, as applicable. The Non-Executive Chairman received an additional cash retainer of $100,000.

Annual Committee Retainers

        Each Non-Employee Director receives an annual cash retainer for service on each committee and for attendance at committee meetings. The Non-Employee Directors are not paid based on the number of Board or committee meetings they attend. The chair of each committee receives an additional annual retainer for his or her services as chair. The following table shows the committee and chair retainers:

COMMITTEE RETAINERS

Committee	Committee Retainer	Additional Committee Chair Retainer

Audit	$15,000	$20,000

Compensation	12,000	15,000

Midstream Committee	10,000	10,000

Nominating and Governance	6,000	10,000

Audit Sub-Committee(1)	5,000	—

(1)
Mr. Casabona received $2,500 in fees for his service on the Audit Sub-Committee until May 30, 2017. Mr. Crisafio received $2,500 in fees for his service on the Audit Sub-Committee from May 30, 2017 through the end of the year.

Equity Compensation

        In January 2017, the Non-Employee Directors that were serving at that time were awarded RSUs for their service on the Board. The Non-Executive Chairman was granted RSUs targeted to be the equivalent of $175,000 and the remaining Non-Employee Directors each received RSUs targeted to be the equivalent of $140,000. Mr. Nickerson and Mr. Ellis, who became Directors later in the year, were granted RSUs in an amount that was prorated for their length of service during 2017. The RSUs vest in three equal annual installments beginning January 17, 2018, other than those granted to Mr. Nickerson and Mr. Ellis, which vest in three equal annual installments beginning March 8, 2018 and September 14, 2018, respectively. All RSUs were granted under the 2010 Plan.

Deferred Compensation

        Each Non-Employee Director has historically had the option to defer all or a portion of his or her annual cash compensation and all or a portion of his or her eligible RSUs pursuant to the Non-Employee Director Deferred Compensation Plan (the "Deferred Comp Plan"). All compensation that is deferred pursuant to the Deferred Comp Plan is credited with hypothetical earnings and losses as if invested in common stock of the Company. As of December 31, 2017, four Directors have phantom stock balances resulting from prior deferrals of deferred cash and/or equity compensation. On December 6, 2017, the Compensation Committee approved an amendment to the Deferred Comp Plan which prohibits future deferral elections, effective as of December 31, 2017. The phantom stock of the Directors that have existing balances will continue to be credited with earnings and losses in accordance with the Deferred Comp Plan until such Directors separate from the Company.

Director Stock Ownership Requirements and Prohibition on Certain Transactions

        Each Non-Employee Director is expected to hold shares of Company stock in an amount equal to at least five times his or her annual cash retainer. Compliance with ownership requirements is reviewed annually. Qualifying stock holdings include directly-owned shares and unvested RSUs, as well as stock equivalents held in the Deferred Comp Plan. Directors are expected to comply with the ownership guidelines within five years of their election to the Board. As of December 31, 2017, all of the

Directors met or exceeded the ownership expectations under the guidelines, with the exception of Messrs. Nickerson and Ellis, both of whom were appointed to the Board in 2017, and Ms. Ibrahim, whose Board service commenced on January 1, 2018. The Director Stock Ownership Guidelines can be reviewed on the Company's website at www.pdce.com under "Corporate Governance."

        The Company's Insider Trading Policy expressly prohibits Directors from short-term trading (purchasing and selling Company securities within a six-month period), short sales of Company securities, hedging or monetization transactions through financial instruments (such as prepaid variable forwards, equity swaps, collars and/or exchange funds), holding securities in margin accounts or pledging securities as collateral for loans, or engaging in other transactions that are intended to hedge against the economic risk of owning Company stock.

Director Compensation

        Compensation paid to the Non-Employee Directors for 2017 was as follows:

2017 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

Anthony J. Crisafio	$126,375	$137,955	$264,330
Mark E. Ellis(3)	30,500	50,303	80,803
Larry F. Mazza	110,250	137,955	248,205
Randy S. Nickerson(4)	73,000	151,898	224,898
David C. Parke	114,929	137,955	252,884
Jeffrey C. Swoveland(5)	200,500	172,480	372,980
Kimberly Luff Wakim(6)	50,821	137,955	188,776
Joseph E. Casabona(7)	60,500	137,955	198,455

(1)
Includes annual Board retainer, regular committee and committee chair retainers, Audit Sub-committee fees, and the retainer for the Non-Executive Chairman of the Board.
(2)
The per-share price used for determining the number of RSUs awarded was calculated using the average of the 15-day closing prices ending ten days prior to the grant date. The lower amounts reported in the table reflect the grant date fair value as computed in accordance with FASB ASC Topic 718 and variation in stock prices.
(3)
Represents compensation earned for a partial year of service beginning on August 27, 2017.
(4)
Represents compensation earned for a partial year of service beginning on March 4, 2017.
(5)
Compensation includes cash and stock awards for his service as Non-Executive Chairman.
(6)
Represents compensation earned through partial year of service ending on April 28, 2017.
(7)
Represents compensation earned through partial year of service ending on May 30, 2017.

DIRECTOR QUALIFICATIONS AND SELECTION

        The Board has adopted Director Nomination Procedures that prescribe the process the N&G Committee will use to evaluate nominees for election to the Board. The Director Nomination Procedures can be viewed on the Company's website. The N&G Committee evaluates each candidate based on his or her level and diversity of experience and knowledge (industry-specific and general), skills, education, reputation, integrity, professional stature and other factors that may be relevant depending on the particular candidate.

        Additional factors considered by the N&G Committee include the size and composition of the Board at the time, and the benefit to the Company of a broad mixture of skills, experience and perspectives on the Board. The Director nomination process also includes consideration of the diversity provided by each candidate, and diversity is considered as part of the overall assessment of the Board's functioning and needs. One or more of these factors may be given more weight in a particular case at a particular time, although no single factor is viewed as determinative. The N&G Committee has not specified any minimum qualifications that it believes must be met by any particular nominee.

        The N&G Committee identifies Director candidates primarily through recommendations made by the Non-Employee Directors. These recommendations are developed based on the Non-Employee Directors' knowledge and experience in a variety of fields and on research conducted by the Company at the N&G Committee's direction. The N&G Committee also considers recommendations made by Directors, employees, stockholders and others, including search firms. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Director Nomination Procedures. The N&G Committee has the authority to engage consultants to help identify or evaluate potential Director nominees, but did not do so in 2017.

STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS

Stockholder Recommendations

        The N&G Committee will consider Director candidates recommended by stockholders of the Company on the same basis as those recommended by other sources. Any stockholder who wishes to recommend a prospective Director nominee should notify the N&G Committee by writing to the N&G Committee at the Company's headquarters or by email to board@pdce.com. All recommendations will be reviewed by the N&G Committee. A submission recommending a nominee should include:

  •
  Sufficient biographical information to allow the N&G Committee to evaluate the potential nominee in light of the Director Nomination Procedures;

  •
  An indication as to whether the proposed nominee will meet the requirements for independence under NASDAQ and SEC guidelines;

  •
  Information concerning any relationships between the potential nominee and the stockholder recommending the potential nominee; and

  •
  An indication of the willingness of the proposed nominee to serve if nominated and elected.

Stockholder Nominations

        Stockholders may nominate candidates for election to the Board. The Company's Bylaws require that stockholders who wish to submit nominations for election to the Board at a meeting of stockholders follow certain procedures. See "Stockholder Nominations and Proposals—Advance Notice Procedures under the Company's Bylaws" for a description of these procedures.

THE BOARD'S ROLE IN RISK MANAGEMENT

        In the normal course of its business, the Company is exposed to a variety of risks. The Company operates a risk management program which includes an enterprise risk management program designed to strengthen the consistency of risk consideration in making business decisions. The Board understands that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company's objectives.

        The Board is responsible for general oversight of the risks of the Company, including overseeing risks related to the Company's key strategic goals. While the entire Board is responsible for Company-wide risk oversight, individual committees also have roles in risk review. The Audit Committee is the primary committee overseeing the risk management process and specifically reviews risks and related controls in areas that it considers fundamental to the integrity and reliability of the Company's financial statements. The Compensation Committee considers risks related to the structure and size of the Company's compensation plans, as set out below. We believe that our Board leadership structure supports its risk oversight function. Among other things, there is open and continuous communication between our management and our Directors.

Compensation Risk Assessment

        We do not believe that the Company's executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company. Risk-mitigating features of our executive and non-executive compensation structure include: a balance of short-term and long-term programs to ensure focus on both elements of Company performance; limitations on awards payable to any individual under our bonus programs, along with Compensation Committee discretion to decrease bonus payouts in the event that it believes excessive risk was taken; "clawback" provisions are applicable to all Named Executive Officers through the terms of their employment agreements or pursuant to the Company's Clawback Policy, as applicable; stock ownership requirements are in place for our Named Executive Officers and Non-Employee Directors; and an Insider Trading Policy that prohibits Directors and senior employees from transacting in Company shares without first obtaining pre-clearance from the Company's General Counsel, even during open trading windows.

COMMUNICATION WITH DIRECTORS BY STOCKHOLDERS

        Stockholders may communicate with the Board or a committee of the Board by writing to the attention of the Board or committee at the Company's corporate headquarters or by emailing the Board at board@pdce.com with "Board Communication" or the appropriate Board committee indicated in the subject line.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to all Directors, officers, employees, agents, consultants and representatives of the Company and is reviewed at least annually by the N&G Committee. The Company's principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The Code of Conduct can be viewed on the Company's website at www.pdce.com under "Corporate Governance." In the event the Board approves an amendment to or a waiver of any provisions of the Code of Conduct, the Company will disclose the information on its website.

TRANSACTIONS WITH RELATED PARTIES

Related Transactions

        During 2017, there was no transaction or series of transactions, nor is there any currently proposed transaction, involving an amount exceeding $120,000 in which the Company is or was a participant and in which any Director, executive officer, known holder of more than five percent of the Company's voting securities, or any member of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest for which disclosure is required under Item 404 of Regulation S-K.

Policies and Procedures With Respect to Transactions with Related Parties

        The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest. The related-party transaction policy applies to each Director and executive officer of the Company, any nominee for election as a Director, any security holder who is known to own more than five percent of the Company's voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company's Directors or executive officers have a substantial interest.

        Under our related-party transaction policy, a related-party transaction is a transaction or arrangement involving a related party in which the Company is a participant or that would require disclosure in the Company's filings with the SEC as a transaction with a related party. The related party must disclose to the Audit Committee any potential related-party transactions and must disclose all material facts with respect to such transaction and relationship. All related-party transactions so disclosed will be reviewed by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related party to the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company from an unrelated party and the impact of the transaction on the Company's business and operations.

ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company's SEC filings are available at http://www.sec.gov and through a link from the Company's website at www.pdce.com. These documents may also be viewed at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

EXECUTIVE OFFICERS

        The current executive officers of the Company, their principal occupations for the past five years and additional information is set forth below.

  BARTON R. BROOKMAN, 55, see "Continuing Directors with Term Expiring in 2019—Class III" for biographical information concerning Mr. Brookman.

  LANCE A. LAUCK, 55, was appointed Executive Vice President Corporate Development and Strategy in January 2015. Mr. Lauck has overall responsibility for PDC's business development, acquisitions and divestitures, strategic planning, corporate reserves and midstream and marketing. Mr. Lauck joined PDC in August 2009 as Senior Vice President Business Development with the added responsibility of leading PDC's strategic planning efforts. Previously, he served as Vice President—Acquisitions and Business Development for Quantum Resources Management LLC from 2006 to 2009. From 1988 until 2006, Mr. Lauck worked for Anadarko Petroleum Corporation, where he initially held production, reservoir and acquisition engineering positions before being promoted to various management level positions in the areas of acquisitions and business development, ending his service as General Manager, Corporate Development. From 1984 to 1988, Mr. Lauck worked as a production engineer for Tenneco Oil Company. Mr. Lauck graduated from the University of Missouri-Rolla in 1984 with a Bachelor of Science degree in Petroleum Engineering.

  R. SCOTT MEYERS, 43, the Company's Chief Financial Officer, was appointed Chief Accounting Officer in April 2009 and Chief Financial Officer in January 2018. Prior to joining the Company,

  Mr. Meyers served as a Senior Manager with Schneider Downs Co., Inc., an accounting firm based in Pittsburgh, Pennsylvania, and PricewaterhouseCoopers LLP. Mr. Meyers holds a Bachelor of Science degree in Accounting from Grove City College, Pennsylvania.

  DANIEL W. AMIDON, 57, the Company's Senior Vice President, General Counsel and Secretary, was appointed General Counsel and Secretary in July 2007 and Senior Vice President in 2012. Prior to joining the Company, Mr. Amidon was employed by Wheeling-Pittsburgh Steel Corporation beginning in July 2004, where he served in several positions including General Counsel and Secretary. Prior thereto, Mr. Amidon was employed by J&L Specialty Steel Inc. from 1992 through July 2004 in positions of increasing responsibility, including General Counsel and Secretary. Mr. Amidon practiced with the Pittsburgh, Pennsylvania law firm of Buchanan Ingersoll PC from 1986 through 1992. Mr. Amidon graduated from the University of Virginia, with honors, majoring in economics. He received his J.D. from the Dickinson School of Law (now Penn State Law).

  SCOTT J. REASONER, 57, is the Company's Chief Operating Officer, a position to which he was appointed in January 2017. Mr. Reasoner joined the Company in April 2008 as Vice President of Western Operations. Mr. Reasoner has over 30 years of technical and management experience in the energy industry. Before joining PDC, he served as a Business Unit Manager with Noble Energy Inc. where he was responsible for the Mid-Continent team. Prior to his work with Noble Energy, Mr. Reasoner worked for Patina Oil and Gas Company as Production Manager and later as Vice President Operations. His earlier experience includes positions with Snyder Oil Corporation and Vessel Oil and Gas Company. Mr. Reasoner graduated from of the Colorado School of Mines with a degree in Petroleum Engineering, has earned an MBA from the University of Colorado, and is a Registered Professional Engineer.

        With the exception of Messrs. Reasoner and Meyers, each of the above was an executive officer of the Company in September 2013, when each of twelve partnerships for which the Company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division. With the exception of Mr. Meyers, each of the above was an executive officer of the Company in September 2016, when two additional partnerships, for which the Company also served as the managing general partner, filed for bankruptcy in the same federal bankruptcy court.

CEO PAY RATIO

        Recently adopted rules under the Dodd-Frank Act require certain U.S. public companies to disclose the ratio of the CEO's annual total compensation to the median annual total compensation of all employees (not including the CEO) for a completed fiscal year. The Company identified the median employee based on estimated 2017 compensation reportable on Form W-2 for all employees (other than the CEO) on December 31, 2017. For 2017, the CEO's total annual compensation was $5,826,483 and the median employee's total annual compensation was $133,211, resulting in a pay ratio of 44:1.

        Compensation data used to calculate the ratio is set forth below:

Name	Salary ($)	Bonus ($)	Stock Awards ($)		SARs ($)	All Other Compensation(2) ($)	Total ($)

Median Employee	$77,499	$11,000	$9,540	(1)	—	$35,172	$133,211
CEO	825,000	990,000	3,011,051		921,522	78,910	5,826,483

(1)
Represents the grant date fair value of RSUs, as computed in accordance with FASB ASC Topic 718.

(2)
Includes matching contributions to the Company's 401(k) and Profit Sharing Plan, perquisites less than $10,000 and other non-discriminatory benefits not reported in the "Summary Compensation Table" set forth in this Proxy Statement.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

David C. Parke, Chair
Mark E. Ellis
Larry F. Mazza
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The Compensation Committee (referred to in this section as the "Committee") believes that executives should be paid based on the performance of the Company. This Compensation Discussion and Analysis ("CD&A") provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during 2017, as well as the factors considered by the Committee in making compensation decisions. This CD&A focuses on the 2017 compensation of our President and Chief Executive Officer ("CEO"), our Chief Financial Officer ("CFO"), and our three other most highly compensated officers (collectively, the "Named Executive Officers"), namely:

OFFICER	TITLE

Barton R. Brookman	President and Chief Executive Officer

David W. Honeyfield(1)	Former Senior Vice President—Chief Financial Officer

Lance A. Lauck	Executive Vice President—Corporate Development and Strategy

Scott J. Reasoner	Senior Vice President—Chief Operating Officer

Daniel W. Amidon	Senior Vice President—General Counsel and Secretary

(1)
In January 2018, Mr. Honeyfield resigned as Senior Vice President—Chief Financial Officer. For a description of the amounts paid in connection with his separation, see "Potential Payments upon Termination or Change of Control—Honeyfield Separation Agreement." Mr. R. Scott Meyers has served as our Senior Vice President and Chief Financial Officer since Mr. Honeyfield's separation.

2017 Business Highlights

        In 2017, the Company focused primarily on the successful integration of our acquisition of approximately 62,500 net acres in Reeves and Culberson Counties, Texas (the "Delaware Basin"), the ongoing execution of our capital program, and enhanced performance in the Wattenberg Field. Our technical capabilities within two premier U.S. onshore basins enabled us to provide exceptional returns. Moreover, we continued to focus on our capital discipline and maintaining a strong financial position. Through the continued success of our extended-reach lateral drilling program, we were able to increase our proved reserves 33% to over 450 million barrels of oil equivalent, increasing oil production and efficiently growing our overall production by more than 40% to 31.8 million barrels of oil equivalent. Key highlights of our achievements in 2017 include:

  Delaware Basin Highlights:

  •
  Created a new Delaware Basin team, focused on integrating and developing the Delaware Basin assets, all while maintaining the Company's strong culture;

  •
  In the Company's first year of operations in the Delaware Basin, we turned in line 18 wells with initial results largely exceeding our expectations, while also reducing our drill times by nearly 40%; and

  •
  Further defined approximately 450 future drilling locations, or more than 15 years of inventory at our current pace.

  Wattenberg Field Highlights:

  •
  Year-over-year Company-wide production growth of 44% including growing our overall oil production by more than 48% as shown in the chart below, despite high line pressures in Wattenberg Field significantly restricting our production in the field;

  •
  Continued technical advancements and efficiencies in the Wattenberg Field resulting in a year-over-year reduction in lease operating costs of eight percent per barrel of oil equivalent ("Boe");

  Business Development Highlights:

  •
  Successfully executed two large-scale acreage exchanges and one acquisition that added inventory and high economic value drilling locations with tremendous upside, allowing us to take advantage of our capital and operational efficiencies, including through the use of more extended-reach lateral wells with increased working interests, reduced surface impacts, improved margins and incremental value created through consolidated acreage positions;

  •
  In addition to our successful efforts in the Kersey area, and our further consolidation resulting from the aforementioned acreage trades and acquisition, we successfully formed our Plains and Prairie areas. When combined, these three acreage positions offer a drilling inventory of approximately 1,500 highly-economic projects, or more than 10 years of inventory at our current pace; and

  •
  Agreed to extend and increase our dedication under a Wattenberg pipeline commitment, resulting in proceeds of ~$24 million while further strengthening our commitment to reduce truck traffic by delivering more oil via pipe.

  Financial Highlights:

  •
  Maintained a strong financial position strengthening our balance sheet, including:

  •
  Reduced Debt-to-Adjusted EBITDAX* to 1.9 at year-end 2017, from 2.1 at year-end 2016;

  •
  Increased adjusted cash flow* from operating activities year-over-year by 25% as shown in the chart below;

*
Adjusted EBITDAX and adjusted cash flow are non-GAAP financial measures. See "Non-GAAP Financial Measures" on Appendix B for a reconciliation to their most directly comparable GAAP measures.

    •
    Completed an offering of $600 million aggregate principal amount of 5.75% Senior Notes in a private placement to qualified institutional buyers; and

    •
    Achieved reaffirmation by our bank group of the borrowing base under our revolving credit facility at $1 billion despite challenging commodity prices.

  •
  The strong operational performance for the year was achieved despite several challenges including the impact of high line pressures in the Wattenberg Field and initial execution challenges in the Delaware Basin in the early part of the year; and

  •
  Successfully grew our operational capabilities on a cost-effective basis through key hires and transfers of existing talent, while focusing on integrating PDC's current culture into the new team following the acquisition of approximately 62,500 acres in the Delaware Basin Transactions.

Oil Production (MMBbls)	Adj. Cash Flow From Operations ($MM)

        For additional discussion of our 2017 results, see "Annual Cash Incentives—2017 Performance Results."

2017 Compensation Highlights

        We made the following key compensation decisions for 2017 related to our Named Executive Officers:

  •
  Selected a new benchmarking peer group reflective of PDC's size and complexity following the Delaware Basin Transactions (see "Compensation Process—Making Executive Compensation Decisions—Peer Groups and Survey Data Help Establish Target Compensation and Define Competitive Levels of Pay");

  •
  Adjusted target total compensation to be more competitive with peers (see "2017 Compensation Decisions");

  •
  Awarded short-term cash bonuses at 130% of target to recognize the Company's achievements in 2017 (see "2017 Performance Results");

  •
  Awarded long-term equity incentives in January 2017 in the form of PSUs, SARs, and RSUs (see "Long Term Incentives"); and

  •
  Shares awarded for previously granted PSUs relating to the 3-year performance period ending December 31, 2017 paid out at 200% of target. This is the third year in a row that we have ranked first in TSR relative to the Company's peers (see "2015—2017 Performance Share Units Results"), even though the peer group had been enhanced each year as the Company grew.

2018 Compensation

  •
  Beginning with the 2018 equity grants, the Committee changed the weighting of our long-term equity incentives to 50% RSUs and 50% PSUs (see "Long Term Incentives"); and

  •
  2018 performance metrics are substantially similar to 2017 performance metrics (see "2017 Performance Metrics").

2017 Say on Pay Vote

        At our 2017 annual meeting of stockholders, the overwhelming majority of our stockholders voted to approve our executive compensation program, with over 96% of votes cast for approval. Based on these voting results, the feedback we received during the voting process, and the success of the Company in the last year, we did not make any significant changes to our executive compensation program in 2017.

Key Features of our Executive Compensation Program

Compensation Best Practices

        We believe our executive compensation program is competitive, is aligned with current governance trends, and contains stockholder-friendly features as outlined below:

Our Executive Compensation Practices
(What We Do)

✓	Pay for Performance—Our Named Executive Officers' total compensation is heavily weighted toward performance-based pay. Our annual incentive program is based on performance against key operational and financial metrics. The value delivered by our equity grants is tied to both absolute and relative stockholder return performance.
✓	Executive Ownership Guidelines—We have stock ownership guidelines for our executives and directors that are consistent with what we believe to be corporate governance best practices.
✓	External Benchmarking—We assess competitors' compensation data based on an appropriate group of peers and other relevant survey data prior to making any compensation decisions.
✓
Double-Trigger Change-of-Control Severance Benefits—In the event of a change of control, our severance plan and grandfathered employment contracts provide for cash severance benefits only if the executive is actually or constructively terminated within two years following the change of control event.
✓
Clawback Policy—We have clawback provisions in place in the event of a restatement of all or a portion of our financial statements due to material noncompliance with financial reporting requirements under securities laws.
✓
Compensation Risk Assessment—There is an appropriate balance between long-term and short-term focus in our compensation programs and the Committee has the ability to apply discretion to ensure risk mitigation occurs in management decision-making.
✓	Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Committee.
✓	Independent Compensation Committee—Our Committee is comprised solely of independent directors.

 Executive Compensation Practices We Have Not Implemented
(What We Don't Do)

X	No Golden Parachute Excise Tax Gross-Ups—We do not provide gross-up payments to reimburse our executives for any tax obligations that would be incurred upon a change of control of the Company.
X
No New Employment Contracts and/or Excessive Severance Benefits—We no longer provide employment contracts to new executives (Messrs. Lauck and Amidon have grandfathered contracts). Severance benefits under both our severance plan and employment agreements are reasonable as compared to peer companies in our industry, and there are no liberal change of control definitions, excessive severance benefits or other payments.
X	No Excessive Perquisites—We provide only modest perquisites that are consistent with peer companies in our industry.
X	No Repricing—We do not permit repricing of underwater stock options or SARs without stockholder approval.
X
Prohibited Transactions—Hedging transactions, short selling, short-term trading, pledging PDC stock, and other transactions that may distract from or conflict with the long-term business objectives of the Company are strictly prohibited for all officers and directors of the Company under our Insider Trading Policy.

Compensation Objectives and Philosophy

        The principal tenets of our compensation philosophy are as follows:

  •
  Our executive compensation programs should be competitive with our peers to attract, retain and reward effective leaders.    We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. We determine individual total compensation targets within this framework to provide compensation that correlates with the Company's performance relative to peers. Generally, we target total compensation around the median level for similar positions at comparable companies, unless specific circumstances warrant otherwise.

  •
  Our executive compensation programs should be designed to support a performance-based culture.    The majority of each Named Executive Officer's compensation is at risk and is based on a combination of attainment of short-term goals in support of our long-term strategy, long-term stock performance relative to our peers, and actual total shareholder return. Our programs require a commitment to performance because total compensation is not guaranteed. Therefore, our programs reward above-target compensation when performance is warranted and below-target compensation when performance does not meet expectations.

  •
  Our executive compensation programs should be designed to align our executives' interests with those of our stockholders.    A substantial portion of our Named Executive Officers' compensation is provided in the form of long-term equity incentives that tie executive pay to stock price performance. In addition, we require each of our Named Executive Officers to meet our stock ownership guidelines.

  •
  Our executive compensation programs should encourage appropriate risk management.  We believe that effective leadership in the oil and gas business requires taking prudent business risks while avoiding excessive risk-taking. To encourage this balance, we have structured our compensation programs to include three-year vesting schedules on all equity awards, and to structure annual cash incentive awards using a combination of short-term financial and operational objectives. We also mitigate risk by allowing the Committee to exercise discretion in determining bonus payments rather than relying solely on a formula. We regularly review our compensation programs to ensure that our Named Executive Officers are not encouraged to take inappropriate or excessive risks.

2017 Compensation Mix

        Our pay-for-performance philosophy is demonstrated by the proportion of our Named Executive Officers' compensation that is variable or "at risk" based on our performance mix to the overall compensation package awarded to our Named Executive Officers. The charts below show the targeted fixed and variable or "at-risk" components awarded in January 2017 to our Named Executive Officers as a percentage of their total direct compensation. These charts are not a substitute for the "Summary Compensation Table," which includes amounts supplemental to target total direct compensation. For 2017, Mr. Brookman's target compensation was 85% variable or "at-risk" and linked with Company performance. For the remaining Named Executive Officers approximately 80% of their target compensation target was variable or "at-risk" and linked with Company performance.

2017 TARGET COMPENSATION

Components of the Company's Compensation Program

        The table below highlights each element of our compensation program and the primary role of each element in achieving our compensation objectives:

COMPENSATION ELEMENTS	ROLE IN TOTAL COMPENSATION

Base Salary	• Provide a minimum, fixed level of cash compensation upon which our executives can rely.

Annual Incentives	• Reward annual Company performance;
✓ Cash Bonus	• Align participants' compensation with short-term financial and operational objectives specific to each calendar year;
• Motivate participants to meet or exceed internal and external performance expectations; and
• Recognize individual contributions to the organization's overall results.

Long-Term Incentives ✓ Restricted Stock Units (RSUs) ✓ Performance Share Units (PSUs) ✓ Stock Appreciation Rights (SARs)

•

Reward long-term performance directly aligned with stockholders' interests;

•

Provide a strong performance-based equity component;

•

Recognize and reward share performance relative to industry peers;

•

Align compensation with sustained long-term value creation;

•

Help executives to acquire a meaningful and sustained ownership stake; and

•

Foster executive retention by vesting awards over multiple years.

Benefits and Perquisites ✓ Health and Welfare ✓ Retirement ✓ Perquisites

•

Help attract and retain executive talent by offering a comprehensive employee benefits package comparable to all other Company employees;

•

Provide financial security by allowing executives to save for retirement through the Company's 401(k) and profit sharing plan; and

•

Provide modest perquisites to executives including a car allowance for business and personal use, athletic/non-golf club dues, and annual physicals, the value of which is consistent with those offered by our peer companies.

Termination Benefits ✓ Executive Severance Plan ✓ Employment Contracts	• Attract and retain executives in a competitive and changing industry; and • Ensure executives act in the best interest of stockholders at all times, including during times of heightened uncertainty.

Executives and Directors Are Required to Own Significant Stock

        We have established stock ownership guidelines for Named Executive Officers that are reviewed annually when compensation decisions are made. In satisfying the stock ownership guidelines, Named Executive Officers are expected to:

  •
  Comply with the ownership guidelines within five years of becoming a Named Executive Officer; and

  •
  Retain the net shares acquired through the vesting of RSUs, the exercise of SARs, and the settlement of PSUs if the Named Executive Officer has not satisfied the required ownership level.

        As of December 31, 2017, all of our Named Executive Officers (other than Mr. Honeyfield who joined the Company in December 2016 and was in the five-year attainment period) exceeded the minimum stock ownership requirements as set forth below.

2017 STOCK OWNERSHIP REQUIREMENT

Name/Year of Executive Status	Stock Ownership Guidelines	Number of Shares Required To Own(1)	Number of Qualifying Shares Owned at Year End

Barton R. Brookman (2008)	5x Base Salary	88,610	171,851

David W. Honeyfield (2016)	3x Base Salary	N/A	N/A

Lance A. Lauck (2009)	4x Base Salary	35,229	96,152

Scott J. Reasoner (2015)	3x Base Salary	25,777	63,582

Daniel W. Amidon (2007)	3x Base Salary	22,555	64,693

(1)
Using average of daily closing prices in December 2017, which was $46.55.

        Qualifying holdings used to determine compliance with the minimum ownership requirements include stock owned directly, shares held in the Company's 401(k) and Profit Sharing Plan and unvested time-based RSUs. SARs and PSUs are not included. Stock ownership requirements applicable to our Non-Employee Directors are described under "Director Compensation—Director Stock Ownership Requirements."

Compensation Process—Making Executive Compensation Decisions

Peer Groups and Survey Data Help Establish Target Compensation and Define Competitive Levels of Pay

        On an annual basis, the Committee reviews the composition of the peer group of companies used in establishing target compensation for the Named Executive Officers for the coming year. In determining the peer group for the year, the Committee considers whether changes to the peer group are warranted based upon changes in the size and/or operations of either the Company and/or the current or potential peer companies, including the following:

  •
  Size, scope and nature of business operations, ownership structure, prior financial performance and current financial information, including market capitalization, enterprise value, assets, production (amount and commodity mix), revenues, capital expenditures and reserves for each current and potential peer company; and

  •
  Other factors that may render a current peer company no longer appropriate for inclusion in the peer group (e.g., financial status).

        Once identified, the Committee typically utilizes this peer group for the following:

  •
  Compensation Benchmarking—to determine competitive base salaries, bonus targets and target total direct compensation;

  •
  Total Shareholder Return—to measure total shareholder return under the Company's PSU awards; and

  •
  Director Compensation—to determine outside directors compensation.

        Peer group compensation practices are determined using a combination of compensation data disclosed in the peers' proxy statements and survey data for the peer group from Meridian Compensation Partners LLC's "North America Oil and Gas Exploration and Production Survey." Due to the effect of the Delaware Basin Transactions, the peer group for determining both compensation benchmarking and TSR for 2017 was changed to include larger companies in the industry (see "2017 Compensation Decisions"). The table below shows the peer group for 2016 and 2017.

        For 2018, the Committee removed Gulfport Energy Corp. and added SRC Energy Inc.

Determining Target Total Direct Compensation

        We typically establish target total direct compensation for our Named Executive Officers in the first quarter of the year by determining base salaries, and annual and long-term incentive compensation targets. In doing so, we consider the following:

  •
  Our compensation objectives and philosophy;

  •
  Each Named Executive Officer's scope of responsibility, expertise and tenure;

  •
  The CEO's assessment of the individual's performance and recommendation regarding the compensation of the other Named Executive Officers; and

  •
  Market data for target total direct compensation (base salary, bonus targets and long-term incentives) from the peer group.

        Our view is that an executive's target compensation should reflect the current market value for that position provided the executive has performed well in the prior year. We may adjust the mix of cash and long-term incentives, but we generally target the median of the market in total direct compensation taking into account the other factors listed above.

Annual and Long-Term Incentive Programs

        Annually, we review and approve program design, including performance metrics and target payout, and awards under the annual and long-term incentive programs. These discussions, which usually begin with recommendations from management and involve deliberation among the Committee, management and the Consultant (defined below), usually span numerous meetings before a design is approved. With respect to equity programs, we also consider the tax and accounting effect of the awards, dilution and stock burn rates (based on total outstanding shares). For performance-based equity awards, we certify at the end of the performance period the level at which the performance measures were satisfied and approve the number of related shares to be issued, if any, to each Named Executive Officer.

Assessing the Effectiveness of Our Compensation Programs

        Annually, we review summaries of each Named Executive Officer's compensation history, as well as all compensation payable upon each Named Executive Officer's termination of employment, including upon a change of control of the Company. We also do a "look-back" of realized pay relative to our peers to assess whether our programs as designed are truly paying for performance. The Committee uses these tools to determine whether changes to our program are needed.

Role of the Compensation Consultant

        The Committee has engaged an independent compensation consultant (the "Consultant") to help ensure that executive compensation programs are competitive and consistent with the Company's compensation philosophy and policies. Willis Towers Watson PLC served as the Consultant through May 2017 and was Consultant to the Committee when compensation decisions were made for 2017. At the end of May 2017, the Committee retained Meridian Compensation Partners to serve as the new Consultant.

        In retaining the Consultant, the Committee considered the following:

  •
  The Consultant's reputation supporting compensation committees and familiarity with our executive compensation program design;

  •
  Experience of the Consultant in the energy exploration and production industry;

  •
  Range of compensation services offered by the Consultant; and

  •
  Independence of the Consultant, considering the independence factors outlined by the SEC.

        The Committee determines the scope of the Consultant's engagement, which includes:

  •
  Providing input into peer group identification and assessment;

  •
  Providing benchmarking on executive and outside director compensation for the Committee to use in its decision-making process;

  •
  Providing input into plan design discussions, payout alternatives and performance measures for annual and long-term incentives, individual compensation actions, and other aspects of compensation (e.g., employment agreements and perquisites);

  •
  Reviewing and providing feedback on the compensation-related disclosures in our proxy statement; and

  •
  Informing us about recent trends, best practices, and other developments affecting executive compensation.

        The Consultant's interactions with the Committee and management include the following:

  •
  The Consultant does not make recommendations on or approve the amount of compensation of any Named Executive Officer;

  •
  The Committee may request information or advice directly from the Consultant and may direct the Company to provide information to, or solicit information from, the Consultant;

  •
  The Consultant regularly interacts with representatives of the Company and periodically with the CEO; and

  •
  The Consultant attends Committee meetings as requested.

        The Committee annually reviews the engagement of the Consultant and as a part of that process reviews a summary of all services provided by the Consultant and related costs. Except as set forth above, in 2017, neither Consultant performed any material services for the Company, had any business or personal relationships with the Committee members or executive officers of the Company, or owned any stock of the Company. Each firm that served as Consultant during 2017 maintained policies and procedures designed to avoid such conflicts of interest. Accordingly, the Committee determined that each firm that served as Consultant in 2017 was not subject to any conflicts of interest.

Role of Management in Determining Executive Compensation

        Our CEO plays a significant role in determining the compensation levels of our Named Executive Officers, which includes:

  •
  Recommending quantitative and qualitative performance measures under our annual incentive program;

  •
  Assessing the performance of the other Named Executive Officers; and

  •
  Recommending base salaries, annual incentive targets and long-term incentive awards for the forthcoming year, and annual incentive awards for the prior year.

        At the Committee's request, the Company's CEO and other Named Executive Officers may also play a role in determining the following:

  •
  Quantitative and qualitative performance measures under our annual incentive program;

  •
  Proposed peer group companies;

  •
  Design changes to our compensation and benefits programs; and

  •
  Assessment of the Company's performance for the year with respect to achievement of performance measures under the annual incentive program.

        The Committee determines each element of the CEO's compensation with input from the Consultant. The Committee also determines each element of compensation for the other Named Executive Officers with input from the Consultant and the CEO. The CEO is not present during voting or deliberations concerning his own compensation.

        Management also retains an individual as a consultant in our compensation process and to coordinate the preparation of certain materials for Committee meetings. This individual is retained by and reports to management, whereas the Consultant reports to the Committee.

2017 Compensation Decisions

Base Salary

        Several factors were considered in determining base salary adjustments for 2017, including the new 2017 peer group used for benchmarking compensation decisions, the fact that the Committee no longer considered Mr. Brookman new to his position as CEO, and Mr. Reasoner being named Chief Operating Officer effective January 1, 2017. Based on the foregoing, as well as factors considered by the Committee in its assessment of executive compensation, in January 2017 we approved adjustments in base salary for each of the Named Executive Officers as follows:

NAMED EXECUTIVE OFFICER	2016	2017

Barton R. Brookman	$750,000	$825,000

David W. Honeyfield	400,000	400,000

Lance A. Lauck	365,000	410,000

Scott J. Reasoner	340,000	400,000

Daniel W. Amidon	328,000	350,000

Annual Cash Incentive Targets

        The Committee approves a target annual cash incentive award for each Named Executive Officer. These target cash incentives are expressed as a percentage of base salary. Actual cash bonus awards can range from 0-200% of these targets based on the achievement of Company and individual goals. In January 2017, based upon a review and analysis of peer compensation data for the new 2017 peer group, we set the target annual cash incentive award as a percent of base salary for each Named Executive Officer as follows:

	Target Annual Cash Incentive as % of Base Salary
NAMED EXECUTIVE OFFICER	2016	2017

Barton R. Brookman	100%	100%

David W. Honeyfield	N/A	85%

Lance A. Lauck	85%	90%

Scott J. Reasoner	80%	85%

Daniel W. Amidon	80%	80%

Annual Incentive Program

        Bonuses under the Company's annual incentive program are primarily based on the achievement of specific operational and financial metrics established in the first quarter of the year. However, to provide us the flexibility to adjust for and react to events that occur throughout the year, we prefer not to rely solely on a formulaic approach based on pre-established thresholds that result in automatic payouts. Rather, the Committee retains discretion to adjust actual awards given circumstances at the time of the determination.

        Throughout the year, the Committee reviews the Company's progress toward meeting the performance metrics for the year. Following the end of the fiscal year, the Committee determines annual incentive payments as follows:

  •
  An overall corporate performance rating is determined for the annual quantitative operational and financial metrics;

  •
  Individual awards are determined by multiplying the overall corporate performance rating by the individual's annual incentive target and multiplying the result by the individual's base salary. Individual awards may be adjusted downward or upward at the Committee's discretion based on individual performance. Such individual adjustments are anticipated to have a maximum range of +/–20%.

2017 Performance Metrics

        In early 2017, we established specific targets for each of the following operational and financial metrics based on our 2017 operating plans. These metrics are used to ensure we are balancing operational objectives with capital discipline. Most of the performance metrics used in 2017 were similar to the metrics used in 2016, but the Committee elected to eliminate Liquidity as a financial metric while retaining the ability to consider it as a discretionary metric, and to add Capital Efficiency as a financial metric. See the specific targets under "2017 Performance Results."

OPERATIONAL METRICS

Production (Boe)	Three phase net production for the year.

Production, Exploration and G&A Expense per Boe	The sum of total production, exploration, and corporate general and administrative expense ("G&A") divided by net barrels of oil equivalent for the year.

FINANCIAL METRICS*

Adjusted Cash Flow From Operations per Share	Net cash from operations plus/minus change in assets and liabilities per share divided by our weighted average number of shares outstanding during the year.

Debt to Adjusted EBITDAX	Total year-end long-term debt (the sum of the Company's $200 million principal amount 1.125% convertible notes due 2021, the $600 million principal amount 5.75% senior notes due 2026, and the $400 million principal amount 6.125% senior notes due 2024 and the balance outstanding under our revolving credit facility) divided by adjusted EBITDAX.

Capital Efficiency	One year finding and development costs determined by dividing total operated drilling and completions capital expenditures by our estimated expected ultimate recovery ("EUR") on wells turned-in-line for the year.

*
Adjusted cash flow from operations per share and adjusted EBITDAX are each non-GAAP financial measures. See "Non-GAAP Financial Measures" on Appendix B for a reconciliation to their most directly comparable GAAP measures.

        At the time it established the above quantitative metrics, the Committee determined that it would consider the following three discretionary factors at year-end when assessing the Company's 2017 performance: environmental, health and safety performance for the year; reserve replacement; and liquidity. It was anticipated that these factors would, if warranted, only be used to adjust annual incentive awards downward with respect to the target percentage. The Committee expressly reserved the right to exercise its discretion to adjust the Named Executive Officers' annual incentive awards for unexpected business events such as acquisitions/dispositions, capital markets transactions, legal settlements, or other performance factors the Committee deems important at year-end. We believe that the Named Executive Officers are compensated for stock price performance through the Company's long-term equity incentive program and not through their annual bonus; however, the Committee may also consider relative stock price performance in determining the annual corporate performance.

2017 Performance Results

        Upon completion of fiscal year 2017, the Committee reviewed the Company's performance relative to the quantitative operational and financial measures described above. Results for 2017 were as follows:

	Threshold	Target	Maximum	Actual Results	Adjusted Results		Performance

OPERATIONAL METRICS

Production (Million Boe)	30.0	32.0	33.0	31.8	31.8		Within Range

Production, Exploration and G&A Expense per Boe ($ per Boe)	$9.44	$8.99	$8.54	$11.03	$9.32	(1)(2)	Within Range

FINANCIAL METRICS

Adjusted Cash Flow from Operations per Share ($ per weighted average diluted share)*	$8.38	$8.82	$9.26	$8.84	$8.96		Within Range

Debt to Adjusted EBITDAX*	1.8	1.7	1.6	1.9	1.7	(3)	Within Range

Capital Efficiency	$7.55	$6.55	$5.55	$6.80	$6.80	(1)	Within Range

(1)
Production, Exploration and G&A Expense per BOE excludes approximately $41 million of cost associated with two Culberson County, Texas dry holes. Capital efficiency includes approximately $28 million of drilling and completion costs associated with those same dry holes.
(2)
Excludes transportation, gathering and processing costs that were budgeted in realized price deductions and the effect of the consent decree that we entered into with the U.S. Department of Justice and the State of Colorado relating to our emissions in Weld County, Colorado.
(3)
Excludes our $600 million senior note offering and the provision for uncollectible note receivable.
*
Adjusted cash flow from operations per share and adjusted EBITDAX are each non-GAAP financial measures. See "Non-GAAP Financial Measures" on Appendix B for a reconciliation to their most directly comparable GAAP measures.

        The Committee considered each of the performance metrics in light of certain factors that impacted the results:

  •
  Production: results met our target despite the impact of high line pressure issues in the Wattenberg Field and execution challenges in the Delaware Basin in the early part of the year. The Committee estimates that without the Wattenberg Field midstream issues, the Company would have been at the high end of production targets for the year. The Company has made significant progress in addressing the Delaware Basin challenges with better than anticipated results in the latter half of 2017.

  •
  Production, Exploration and G&A Expense per Boe: adjusted results were within the target range. We increased our workforce by 30%, largely as a result of the Delaware Basin Transactions, which resulted in additional payroll costs and professional services expenses. In addition, well and labor costs in the Delaware Basin were approximately 20% higher than anticipated;

  •
  Adjusted Cash Flow per Share: adjusted results were within the target range (see "Non-GAAP Financial Measures" on Appendix B);

  •
  Debt to Adjusted EBITDAX: adjusted results met our target and represented a reduction from year-end 2016 (see "Non-GAAP Financial Measures" on Appendix B);

  •
  Capital Efficiency: adjusted results were within the target range. Finding and development costs for the Wattenberg Field were below budget for the year but this was offset by the finding and development costs for the Delaware Basin being above budget due to some of the challenges the Company faced in the early part of 2017; and

  •
  The Committee also reviewed the Company's environmental, health and safety performance, reserve replacement and year-end liquidity. Our environmental, health and safety department had an excellent year, reserve replacement for the year was approximately 450%, and year-end liquidity was approximately $900 million. The Committee made no downward adjustments for these metrics.

        Besides the quantitative and qualitative metrics above, the Committee also considered the following in determining the Company's performance for the year:

  •
  The Company successfully executed three significant Wattenberg Field transactions in 2017, which included one acquisition and two large-scale acreage exchanges, which added significant value through acreage consolidation. These transactions collectively allow us to better leverage our drilling and completions technology to achieve increased production and other operational synergies in future years;

  •
  Continued increased drilling efficiencies, including further drill time improvements and production type curve enhancements, which resulted in 2017 internal rates of return exceeding 100% at the well head in the Wattenberg Field. These improvements contributed to the year-over-year Company production growth of approximately 44% over 2016;

  •
  Despite early operational challenges, successfully integrating the Delaware Basin Transactions provided significant upside potential for 2018;

  •
  Leadership shown in working with DCP Midstream to address the line pressure issues for future years;

  •
  Successfully raised $600 million in an offering of 5.75% Senior Notes, increased liquidity by raising the revolving credit facility borrowing base to $1 billion and reduced debt to adjusted EBITDAX from 2.1 at year-end 2016 to 1.9 at year-end 2017; and

  •
  Successfully grew our operational capabilities on a cost-effective basis following the Delaware Basin Transactions.

        As a result of the above, we awarded 130% of bonus target percentage with respect to the Corporate Performance Rating for 2017, with one exception noted below. The Committee generally felt that management achieved these results as a team, and therefore no individual performance adjustments were made to the awards, with the exception of Mr. Brookman and Mr. Reasoner. After discussion, and with Mr. Brookman's agreement, the above bonus percentage for Messrs. Brookman and Reasoner was reduced by 10% to reflect their ultimate accountability for material weaknesses in our internal controls over certain land administrative records (as more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 27, 2018).

        Actual cash bonus amounts paid for 2017 performance were as follows:

NAMED EXECUTIVE OFFICER	2017 ANNUAL BONUS

Barton R. Brookman	$990,000

David W. Honeyfield		(1)

Lance A. Lauck	$480,000

Scott J. Reasoner	$408,000

Daniel W. Amidon	$364,000

(1)
Mr. Honeyfield was not eligible for an annual incentive bonus for 2017 because of his separation on January 3, 2018, but received a negotiated amount upon separation (see "Potential Payments Upon Termination or Change of Control—Honeyfield Separation Agreement").

Long-Term Incentives

        To ensure that long-term incentives are aligned with the interests of our stockholders and our pay-for-performance philosophy, we generally grant equity awards to the Named Executive Officers each year. In 2017, the grants consisted of RSUs (50%), PSUs (25%) and SARs (25%). In 2018, the Committee elected to change the mix of awards to eliminate SARs and to give equal weight to RSUs (50%) and PSUs (50%), which we believe more closely aligns with market practices. In addition, the Committee incorporated a balanced absolute TSR modifier into the PSUs to replace the absolute TSR tie that was inherent in the SARs grants. The following charts show the current mix of awards for 2017 and the award mix for 2018, as well as the purpose and design feature of each type of equity compensation.

LONG-TERM INCENTIVE MIX

VEHICLE / PURPOSE	DESIGN FEATURES / TERMS

Restricted Stock Units (RSUs) To align the executive's compensation directly with the Company's stock price, encourage retention and increase stock ownership in the Company	Awards vest annually over three years; and

Unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date. For a description of what happens under other termination scenarios, see "Impact of Termination and Change of Control on Long-Term Incentive Plans."

Performance Share Units (PSUs)

To align the executive's compensation with PDC's TSR relative to a group of our peers in the industry.

The value of PSUs is dependent on both stock price performance and our relative TSR performance over a three-year period.

PSUs are denominated in units of Company stock with payout in shares of stock based on the Company's relative TSR over the specified performance period, as ranked among the comparably-measured TSR of the Company's peer companies;

For 2017, the peer group selected for measuring relative TSR was the same as the compensation benchmarking peer group (See "Compensation Process—Making Executive Compensation Decisions—Peer Groups and Survey Data Help Establish Target Compensation and Define Competitive Levels of Pay");

The 2017 PSUs measure the performance period from January 1, 2017 through December 31, 2019, with payouts as follows:

COMPANY TSR RANKING AMONG PEERS	PAYOUT LEVELS AS % OF AWARD
90th Percentile	200%
75th Percentile	150%
Median	100%
25th Percentile	50%
Below 25th Percentile	0%

• If performance falls between the percentiles, payout levels are interpolated;
• If the Company has a negative TSR for the performance period, the maximum award is 100%, regardless of relative TSR performance;

•

To provide for a consistent number of peers throughout the performance period, the award agreement defines how a peer that is either acquired, merged, delisted, enters bankruptcy, etc. is treated in determining their TSR performance ranking; and

PSUs are forfeited if the executive voluntarily terminates or is terminated for cause prior to the vesting date. Payout under other termination scenarios is described under "Potential Payments upon Termination or Change of Control—Impact of Termination and Change of Control on Long-Term Incentive Plans."

Stock Appreciation Rights (SARs) To align the executive's compensation directly with the Company's stock price, as the stock price must increase for any value to be realized by the executive.	Awards vest annually over three years;

Awards expire no later than ten years after grant date if not exercised earlier or forfeited;

The strike price for SARs is equal to the NASDAQ closing price of Company stock on the date of the grant;

SARs are settled in shares of common stock of the Company; and

Unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date. For a description of what happens under other termination scenarios, see "Potential Payments upon Termination or Change of Control—Impact of Termination and Change of Control on Long-Term Incentive Plans."

2017 Equity Awards

        We typically determine the dollar value of the long-term incentives we want to deliver to the executive to place total target compensation at the market level for that position. While we consider long-term incentives as primarily forward-looking, we may consider the Company's and the Named Executive Officers' performance in the prior year in determining the size of the awards. For 2017, the Committee adjusted long-term incentive values to further align the value of the long-term incentives with the market competitive range. The table below shows the grants and corresponding value awarded to each Named Executive Officer in January 2017.

2017 LONG-TERM INCENTIVE GRANTS

Name	Target Value ($)	RSUs (#)		PSUs (#)	SARs (#)

Barton R. Brookman	$3,750,000	24,766		12,383	23,886
David W. Honeyfield	1,250,000	7,893	(1)	4,128	7,962
Lance A. Lauck	1,350,000	8,916		4,458	8,599
Scott J. Reasoner	1,250,000	8,256		4,128	7,962
Daniel W. Amidon	900,000	5,944		2,972	5,733

(1)
Mr. Honeyfield received his 2017 grant of 7,893 RSUs upon his hire in December 2016. Mr. Honeyfield received his 2017 award of SARs and PSUs coincident with the grants to the other Named Executive officers in January 2017.

        The award value shown above differs from the accounting value reported in the Summary Compensation Table. In determining the number of shares awarded in January, we used the 15-day average closing stock price ending 10 days prior to the date of grant. The grant date accounting value is based solely on the stock price on the date of grant, and is reflected in the Summary Compensation Table and 2017 Grants of Plan-Based Awards table.

2015 - 2017 Performance Share Unit Results

        In 2015, we granted PSUs covering the three-year period from January 1, 2015 through December 31, 2017. Based on the Company's first place ranking over this three-year period, we paid 200% of the target award to Messrs. Brookman, Lauck, Reasoner and Amidon as shown in the "Options Exercised and Stock Vested" table. The chart below shows the peer group used for the

January 1, 2015 to December 31, 2017 grants, their TSR performance and relative rankings at the end of the period.

Ranking	Company	3-Year TSR

1	PDC Energy	24%
2	Laredo Petroleum Holdings, Inc.	11%
3	SRC Energy, Inc.	(25)%
4	Carrizo Oil and Gas Inc.	(46)%
5	Bill Barrett Corp.	(50)%
6	Gulfport Energy Corp.	(69)%
7	Comstock Resources Inc.	(77)%
8	Rex Energy Corp.	(97)%
9	Bonanza Creek Energy, Inc.	N/A (1)
10	EXCO Resources, Inc.	N/A (1)
11	Magnum Hunter Resources Corp.	N/A (1)
12	Penn Virginia Corp.	N/A (1)
13	Stone Energy Corp.	N/A (1)
14	Ultra Petroleum Corp.	N/A (1)
	Rosetta Resources Inc.	(2)

(1)
The following companies were delisted and/or entered Chapter 11 bankruptcy during the three-year performance period but remained in the peer group and were ranked together in last place for purposes of calculating TSR performance: Bonanza Creek Energy, Inc., EXCO Resources, Inc., Magnum Hunter Resources Corp., Penn Virginia Corporation, Stone Energy Corp. and Ultra Petroleum Corp.

(2)
Rosetta Resources, Inc. was acquired by Noble Energy Inc. in May 2015 and was excluded from the TSR performance rankings for the 2015-2017 PSU awards.

Special Equity Grant

        From time to time, we may approve special grants which typically take the form of RSUs, although other types of awards may be made when appropriate. The Delaware Basin Transactions represented the culmination of a multi-year effort to identify, evaluate, negotiate, and close on a significant transaction. As a result, in February 2017, we issued a special equity award to the Named Executive Officers not only for their efforts and the market's positive response in bringing the Company's strategic plan to expand into a new basin to fruition but also to ensure the executives were financially tied to the successful integration and leveraging of the acquisition over the next several years. The following awards consisting of RSUs with three-year vesting were awarded to the Named Executive Officers:

NAME	VALUE AWARDED ($)	RSUs AWARDED (#)

Barton R. Brookman	$850,000	11,228

Lance A. Lauck	350,000	4,623

Scott J. Reasoner	175,000	2,312

Daniel W. Amidon	75,000	991

Agreements with Named Executive Officers

Severance Plan and Employment Agreements with Named Executive Officers

        We believe that severance protection plays a valuable role in attracting, motivating and retaining highly talented executives and that having an existing agreement in place is preferable to negotiating an exit package at the time of a Named Executive Officer's departure. Severance provisions give us the flexibility to make decisions regarding organizational issues with pre-established severance terms in place. In the event that the Company faces an actual or potential change of control, severance benefits encourage executive officers to remain with the Company even though prospects for continued employment may be uncertain. We believe that the severance amounts that may be paid upon a change of control of the Company help to align the interests of the executive officers with the interests of the Company's stockholders and strike a proper balance between the hiring, motivating and retention effects described above, and the need to avoid excessive benefits to executives. We consider these protections to be an important part of an executive's compensation and consistent with competitive practices in the oil and gas industry.

        The Executive Severance Compensation Plan (the "Severance Plan") generally provides these benefits to the Named Executive Officers. At the time the Severance Plan was adopted, we grandfathered the existing employment agreements in effect. Mr. Brookman agreed to terminate his grandfathered employment agreement in January 2015 in connection with his promotion to CEO. As of December 31, 2017, only Messrs. Amidon and Lauck have existing grandfathered agreements. For a description of these programs, see "Potential Payments Upon Termination or Change of Control."

Separation of Employment of Mr. Honeyfield

        On January 3, 2018, Mr. Honeyfield separated from the Company and entered into a General Release of Claims (the "Release") with the Company effective February 5, 2018. See "Potential Payments Upon Termination or Change of Control—Honeyfield Separation Agreement" below for a description of the Release and the amounts payable thereunder.

Other Policies and Considerations

Tax and Accounting Considerations

        With respect to compensation paid under the Company's plans, arrangements and agreements, we consider the impact of the applicable tax laws and accounting rules, including but not limited to Section 162(m), Section 409A, Section 280G and Section 4999 of the Code. Currently, our compensation is intended to comply with the Code as follows:

  •
  None of our severance arrangements or agreements provide for a gross-up for excise tax under Code Section 280G and Section 4999;

  •
  All of our programs are intended to be either exempt from or to comply with Code Section 409A; and

  •
  Historically, our intent has been to qualify compensation paid to our top executives as performance-based compensation under Code Section 162(m) where practicable. While our 2017 and prior SARs and PSUs were intended to meet the performance-based exception to the $1 million per year Code Section 162(m) executive compensation deduction limitation, our RSUs and annual bonus plan were not. Under the new tax law, enacted on December 22, 2017, there is no longer a performance-based exception to the $1 million annual deductible compensation limitation of Code Section 162(m). Accordingly, our PSUs and SARs granted after 2017 will be included with cash compensation and RSUs in determining the amount, if any, of non-deductible executive compensation in excess of $1 million per year. PSUs and SARs that were granted prior to 2018 may still qualify for the performance-based exception of Code Section 162(m) under a transition rule in the new tax law, although there is no assurance that they will do so.

Clawback Policy

        The Named Executive Officers are currently either covered under our clawback policy or have a clawback provision in their grandfathered employment contracts. Currently, the clawback policy and contractual provisions are identical and require the executive to reimburse all or a portion of his annual bonus, as described below, if the Company is required to restate its financial statements due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws. The reimbursements are equal to the difference between the bonus paid to the executive for the affected year(s) and the bonus that would have been paid to the executive had the financial results been properly reported. These clawback requirements are in addition to any clawback requirements contained in applicable statutes or regulations and are subject to revision based on the SEC clawback rules under Section 954 of the Dodd-Frank Act, when finalized.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Options/ SARs(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)

Barton R. Brookman	2017	$825,000	$990,000	$3,011,050	$921,522	$61,268	$5,808,840
President and Chief	2016	750,000	1,238,000	3,247,924	782,811	59,266	6,078,001
Executive Officer	2015	625,000	940,000	1,848,065	585,880	54,150	4,053,095
David W. Honeyfield	2017	400,000	—	388,115	307,174	49,060	1,144,349
Former SVP and CFO(5)	2016	15,385	333,333	1,453,110	—	—	1,801,828
Lance A. Lauck	2017	410,000	480,000	1,084,007	331,749	51,761	2,357,517
Executive Vice President,	2016	365,000	512,000	1,294,303	308,557	54,205	2,534,065
Corp. Dev. and Strategy	2015	347,000	443,000	847,014	268,542	54,676	1,960,232
Scott J. Reasoner	2017	400,000	408,000	1,003,765	307,174	54,069	2,173,008
Senior Vice President,	2016	340,000	449,000	968,496	257,144	56,789	2,071,429
Chief Operating Officer	2015	304,000	365,000	539,012	170,884	53,372	1,432,268
Daniel W. Amidon	2017	350,000	364,000	722,672	221,179	55,015	1,712,866
Senior Vice President,	2016	328,000	433,000	802,606	234,282	57,343	1,855,231
General Counsel and Secretary	2015	315,000	378,000	803,289	207,498	54,673	1,758,460

(1)
Represents the amounts paid under the Company's annual incentive bonus plan and special payments as described below. The 2017 annual incentive awards are described in "2017 Compensation Decisions—Annual Cash Incentives."
(2)
Represents the grant date fair value of stock-based compensation awards, which include the following:
(a)
Time-based RSUs. RSUs awarded as a bonus in recognition of efforts related to the Delaware Basin Transactions are reflected for fiscal year 2016 because they were earned in 2016 and are reflected for such year; however, such RSUs are included in the "2017 Grants of Plan-Based Awards" table because they were actually awarded in 2017; and
(b)
PSUs.

The 2017 grants are described in "2017 Compensation Decisions—Long-Term Incentives" and detailed in the "2017 Grants of Plan-Based Awards" table. In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the stock awards, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as set forth in Note 14 to the financial statements included in the Annual Report on

    Form 10-K filed with the SEC on February 27, 2018. If instead we assume that the maximum level of performance conditions will be achieved for the PSUs, the value of the awards at the grant date for Messrs. Brookman, Honeyfield, Lauck, Reasoner and Amidon are $1,846,801, $615,650, $664,866, $615,650 and $443,224 respectively.

(3)
Represents the grant date fair value of SARs granted in each year. The 2017 grants are described in "2017 Compensation Decisions—Long-Term Incentives" and detailed in the "2017 Grants of Plan-Based Awards" table. In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of the SAR awards calculated in accordance with FASB ASC Topic 718 disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of SAR awards for purposes of the Company's financial statements, as set forth in Note 15 to the financial statements included in the Annual Report on Form 10-K filed with the SEC on February 27, 2018.
(4)
Amounts shown in this column for 2017 are detailed below in "2017 All Other Compensation."
(5)
Mr. Honeyfield was hired on December 19, 2016. His 2016 compensation reflects the following:
a.
actual base salary paid for 2016;
b.
a sign-on award at time of hire to replace foregone compensation from his previous employer of $333,333 cash and 10,739 RSUs ($837,535 of amount reported); and
c.
7,893 RSUs ($615,575 of amount reported) which represents the RSU portion of his 2017 long-term incentive award (described under "Long Term Incentives—2017 Equity Grant").

2017 ALL OTHER COMPENSATION

Name	Year	401(k) Matching Contribution(1) ($)	Annal Profit Sharing Contribution(2) ($)	Perquisites(3) ($)	Total All Other Compensation ($)

Barton R. Brookman	2017	$24,000	$8,100	$29,168	$61,268
David W. Honeyfield	2017	24,000	8,100	16,960	49,060
Lance A. Lauck	2017	24,000	8,100	19,661	51,761
Scott J. Reasoner	2017	24,000	8,100	21,969	54,069
Daniel W. Amidon	2017	24,000	8,100	22,915	55,015

(1)
Represents the Company's annual matching contribution to the Company's 401(k) and Profit Sharing Plan.
(2)
Represents the Company's annual profit sharing contribution to the Company's 401(k) and Profit Sharing Plan.
(3)
Represents total value of perquisites provided by the Company. Perquisites include monthly automobile allowances, health club and non-health club related dues, group term life insurance premiums, and annual physicals.

2017 GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards Number of Shares of Stock (#)	All Other Option Awards: Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Barton R. Brookman	1/1/2017	—	$825,000	$1,650,000	—	—	—	—	—	—	—
	1/17/2017	—	—	—	6,192	12,383	24,766	—	—	—	1,164,250	(2)
	1/17/2017	—	—	—	—	—	—	—	23,886	74.57	921,522	(3)
	1/17/2017	—	—	—	—	—	—	24,766	—	—	1,846,801	(4)
	2/22/2017	—	—	—	—	—	—	11,228	—	—	803,027	(5)

David W. Honeyfield	1/1/2017	—	340,000	680,000	—	—	—	—	—	—	—
	1/17/2017	—	—	—	2,064	4,128	8,256	—	—	—	388,115	(2)
	1/17/2017	—	—	—	—	—	—	—	7,962	74.57	307,174	(3)

Lance A. Lauck	1/1/2017	—	369,000	738,000	—	—	—	—	—	—	—
	1/17/2017	—	—	—	2,229	4,458	8,916	—	—	—	419,141	(2)
	1/17/2017	—	—	—	—	—	—	—	8,599	74.57	331,749	(3)
	1/17/2017	—	—	—	—	—	—	8,916	—	—	664,866	(4)
	2/22/2017	—	—	—	—	—	—	4,623	—	—	330,637	(5)

Scott J. Reasoner	1/1/2017	—	340,000	680,000	—	—	—	—	—	—	—
	1/17/2017	—	—	—	2,064	4,128	8,256	—	—	—	388,115	(2)
	1/17/2017	—	—	—	—	—	—	—	7,962	74.57	307,174	(3)
	1/17/2017	—	—	—	—	—	—	8,256	—	—	615,650	(4)
	2/22/2017	—	—	—	—	—	—	2,312	—	—	165,354	(5)

Daniel W. Amidon	1/1/2017	—	280,000	560,000	—	—	—	—	—	—	—
	1/17/2017	—	—	—	1,486	2,972	5,944	—	—	—	279,427	(2)
	1/17/2017	—	—	—	—	—	—	—	5,733	74.57	221,179	(3)
	1/17/2017	—	—	—	—	—	—	5,944	—	—	443,244	(4)
	2/22/2017	—	—	—	—	—	—	991	—	—	70,876	(5)

(1)
Represents target and maximum cash awards payable under the Company's annual incentive plan.
(2)
Represents annual PSU awards under the 2010 Plan. Grant date fair value is computed by multiplying the number of PSUs awarded by the grant date fair value as computed utilizing the Monte Carlo pricing model, which was $94.02 per share.
(3)
Represents annual SARs awarded under the 2010 Plan. Grant date fair value for SARs is computed by multiplying the number of SARs awarded by the grant date fair value as computed utilizing the Black-Scholes pricing model, which was $38.58 per SAR.
(4)
Represents annual time-based RSU awards under the 2010 Plan. Grant date fair value for RSUs is computed by multiplying the number of shares awarded by the closing price of the Company's common stock, as reported on the NASDAQ Global Select Market on the date of grant of January 17, 2017, which was $74.57.
(5)
Represents time-based RSUs awarded as a bonus under the 2010 Plan in recognition of efforts related to the Delaware Basin Transactions. These RSUs are reflected in the "Summary Compensation Table" set forth in this Proxy Statement for 2016 because they were earned in 2016; however, they are included in this table because they were actually awarded in 2017. Grant date fair value for RSUs is computed by multiplying the number of shares awarded by the closing price of the Company's common stock, as reported on the NASDAQ Global Select Market on the date of grant of February 22, 2017, which was $71.52.

 OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	Options/SAR Awards							Equity Incentive Plan Awards:
	Number of Securities Underlying Unexercised Options/SARs Held at December 31, 2017					Number of Shares of Stock That Have Not Vested (2) (#)			Market Value of Unearned Shares That Have Not Vested (3) ($)
							Market Value of Shares of Stock That Have Not Vested (3) ($)	Number of Unearned Shares of Stock That Not Vested (4) (#)
				Option/SAR Exercise Price (1) ($)	Option/SAR Expiration Date Date
Name	Exercisable (#)	Unexercisable (#)

Barton R. Brookman	—	—		—		47,910	$2,469,281	24,391	$1,257,112
	8,295	—		$24.44	4/19/2020	—	—	—	—
	5,104	—		43.95	3/11/2021	—	—	—	—
	9,766	—		30.19	1/16/2022	—	—	—	—
	12,620	—		37.18	1/15/2023	—	—	—	—
	13,790	—		49.57	1/15/2024	—	—	—	—
	17,762	8,881	(5)	39.63	1/13/2025	—	—	—	—
	19,357	9,679	(6)	51.63	1/10/2026	—	—	—	—
	7,962	15,924	(7)	74.57	1/16/2027	—	—	—	—

David W.	—	—		—		12,422	640,230	4,128	212,757
Honeyfield (8)	2,654	5,308	(7)	74.57	07/03/2018	—	—	—	—

Lance A. Lauck	—	—		—		19,160	987,506	9,191	473,704
	7,319	—		24.44	4/19/2020	—	—	—	—
	4,176	—		43.95	3/11/2021	—	—	—	—
	7,935	—		30.19	1/16/2022	—	—	—	—
	10,096	—		37.18	1/15/2023	—	—	—	—
	10,096	—		49.57	1/15/2024	—	—	—	—
	8,141	4,071	(5)	39.63	1/13/2025	—	—	—	—
	7,630	3,815	(6)	51.63	1/10/2026	—	—	—	—
	2,866	5,733	(7)	74.57	1/16/2027	—	—	—	—

Scott J. Reasoner	—	—		—		14,074	725,374	8,073	416,082
	5,180	2,591	(5)	39.63	1/13/2025	—	—	—	—
	6,358	3,180	(6)	51.63	1/10/2026	—	—	—	—
	2,654	5,308	(7)	74.57	1/16/2027	—	—	—	—

Daniel W. Amidon	—	—		—		12,792	659,300	6,566	338,412
	7,807	—		24.44	4/19/2020	—	—	—	—
	4,176	—		43.95	3/11/2021	—	—	—	—
	7,935	—		30.19	1/16/2022	—	—	—	—
	10,096	—		37.18	1/15/2023	—	—	—	—
	10,096	—		49.57	1/15/2024	—	—	—	—
	6,290	3,146	(5)	39.63	1/13/2025	—	—	—	—
	5,793	2,897	(6)	51.63	1/10/2026	—	—	—	—
	1,911	3,822	(7)	74.57	1/16/2027	—	—	—	—

(1)
The exercise price related to the SARs does not represent capital payable to the Company, but rather represents the base from which the stock appreciation value will be determined on the date of exercise.
(2)
The RSUs of Messrs. Brookman, Lauck, Reasoner, and Amidon vest as set forth in the below table.

	Number of RSUs that Vest on:
	January 13, 2018	February 22, 2018	December 28, 2018	January 11, 2019	February 22, 2019	January 17, 2020	February 22, 2020	Total

Barton R. Brookman	10,010	3,742	8,255	10,161	3,743	8,256	3,743	47,910
Lance A. Lauck	4,588	1,541	2,972	4,005	1,541	2,972	1,541	19,160
Scott J. Reasoner	2,920	770	2,752	3,338	771	2,752	771	14,074
Daniel W. Amidon	4,797	330	1,981	3,041	330	1,982	331	12,792

  The RSUs of Mr. Honeyfield vest in two equal installments on December 18, 2018 and December 19, 2019.

(3)
The market value of these RSUs is based on the closing price of the Company's common stock of $51.54, as reported on the NASDAQ Global Select Market on December 31, 2017.
(4)
PSUs granted in 2016 and 2017 are contingent upon the achievement of certain specified stock performance goals. PSUs granted in 2016 have a 3-year performance period ending December 31, 2018. PSUs granted in 2017 have a 3-year performance period ending December 31, 2019. For a description of the PSUs in 2017, see "Long Term Incentives."
(5)
Represent SARs that vest on January 13, 2018.
(6)
Represent SARs that vest on January 11, 2019.
(7)
Represent SARs that vest in two equal annual installments on December 28, 2018 and January 17, 2020.
(8)
In January 2018, Mr. Honeyfield resigned as Senior Vice President—Chief Financial Officer. For a description of the treatment of his outstanding equity awards in connection with his resignation, see "Potential Payments upon Termination or Change of Control—Honeyfield Separation Agreement."

2017 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)

Barton R. Brookman	—	—	46,813	$2,542,855
David Honeyfield	—	—	6,210	282,803
Lance A. Lauck	—	—	21,476	1,198,187
Scott J. Reasoner	—	—	15,216	814,076
Daniel W. Amidon	—	—	17,131	973,112

(1)
The number of shares includes RSUs and PSUs that vested in 2017.
(2)
The table below shows the number and value of RSUs and PSUs included in these columns. The value of the RSUs and PSUs that vested in 2017 is determined by multiplying the number of units vested by the market value of PDC stock on the vesting date. The PSUs that vested in 2017 covered the three year period January 1, 2015 through December 31, 2017. Based on the Company's TSR performance during this three year period, the Company ranked first among its peers, resulting in 200% of the target award payout of the Named Executive Officers above (see "2015—2017 Performance Share Results" for more information).

Name	RSUs (#)	RSUs Value ($)	PSUs (#)	PSUs Value ($)

Barton R. Brookman	23,867	$1,360,218	22,946	$1,182,637
David W. Honeyfield	6,210	282,803	—	—
Lance A. Lauck	10,960	656,192	10,516	541,995
Scott J. Reasoner	8,524	469,170	6,692	344,906
Daniel W. Amidon	9,005	554,298	8,126	418,814

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The Company may be obligated to pay benefits to Messrs. Brookman, Honeyfield and Reasoner (and any future Named Executive Officers) under the Severance Plan and, with respect to Messrs. Lauck and Amidon, under their "grandfathered" employment agreements. The primary purpose of the Severance Plan and the severance provisions of the employment agreements are to provide severance benefits in the event of the termination of the Named Executive Officer by the Company without "just cause" or termination by the Named Executive Officer for "good reason," either prior to or following a change of control of the Company. Upon a change of control, the Severance Plan and individual employment agreements provide benefits only in the event that an executive is terminated by the acquiring company "without cause" or by the executive for "good reason" (i.e., they are "double-trigger" in nature). The Severance Plan provides a benefit offset so that cash benefits paid upon severance would be reduced by any other severance benefits that the executive could be entitled to receive under another Company plan. The grandfathered employment agreements provide benefits similar to those provided under the Severance Plan, but vary in the amounts of cash benefit provided to Messrs. Lauck and Amidon.

        The severance benefits an executive would receive under the Severance Plan and the grandfathered employment agreements under various termination scenarios are summarized below:

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON	TERMINATION DUE TO CHANGE OF CONTROL	CONTROLLING PLAN OR AGREEMENT

Barton R. Brookman	2 times sum of base salary and target bonus	3 times sum of base salary and target bonus plus a pro-rata target bonus for the year of termination	Severance Plan

David W. Honeyfield	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan

Lance A. Lauck	2 times sum of base salary and highest bonus of last two years	3 times sum of base salary and highest bonus of last two years	Grandfathered Employment Agreement

Scott J. Reasoner	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan

Daniel W. Amidon	3 times sum of base salary and highest bonus of last two years	3 times sum of base salary and highest bonus of last two years	Grandfathered Employment Agreement

        In addition to the above, the Named Executive Officer would be eligible for continuation of health benefits for up to 18 months. As a condition of receiving severance benefits under the Severance Plan and under the terms of the grandfathered employment agreements, each Named Executive Officer is subject to a non-disclosure covenant and a non-compete covenant pursuant to which the Named Executive Officer is prohibited for a period of one year following his termination from engaging in any competing business in any county in which the Company is doing business or any adjacent county. In addition, the Named Executive Officer is prohibited from soliciting employees from the Company for up to two years (varies by individual agreement) following termination. To aid in the enforcement of these provisions, prior to a change of control of the Company, the Severance Plan provides for payment of the severance benefits over 12 months.

        The grandfathered employment agreements contain a clawback provision and the executives covered under the Severance Plan are covered under the Company's clawback policy (see "Other Policies and Considerations—Clawback Policy"). The grandfathered employment agreements automatically extend for 12 months on December 31 of each year prior to the last year of the employment agreement (or any extensions thereof) unless either party gives notice of non-renewal at least 30 days prior to such December 31 automatic extension date.

Impact of Termination and Change of Control on Long-Term Incentive Plans

        The following table outlines the effect on outstanding unvested LTI awards under various termination scenarios and upon a change of control of the Company based on the terms of the 2010 Plan and related grant agreements and the executive employment agreements:

TERMINATION SCENARIO/CHANGE OF CONTROL	RESTRICTED STOCK/SARs/OPTIONS	PERFORMANCE SHARE UNITS

Voluntary Termination	Forfeited	Forfeited

Termination for Cause	Forfeited	Forfeited

Termination by Company Without Cause or Executive for Good Reason Prior to Change of Control	Vests	Executives with Grandfathered Employment Agreements: Forfeited
Executives in Severance Plan:
2016 and 2017 grants: Portion to be earned at end of performance period determined at time of termination at the sole discretion of the Committee.

Death	Vests	Earned pro-rata based on performance through either date of death or end of performance period.

Disability	Vests	Earned pro-rata based on performance at end of performance period.

Occurrence of a Change of Control	Vests	If less than 50% of the performance period has elapsed, earns 100% of PSUs. If 50% or more of the performance period has elapsed, earns greater of actual performance through change of control or 100% of PSUs.

Change of Control Excise Tax Provision

        The Company currently provides no income tax gross-up or excise tax gross-up pursuant to taxes that may be imposed on "excess parachute payments" within the meaning of Section 280G and Section 4999 of the Code. The Severance Plan and the grandfathered employment agreements provide that if it is determined that any payment or distribution by the Company to or for the executive's benefit would constitute an "excess parachute payment," the Company will either (1) pay the total amount to the executive and he would be responsible for the 20% excise tax; or (2) reduce the executive's payments such that the executive receives no "excess parachute payments," whichever amount would give the executive the greater benefit on a net, after-tax basis. Although the Company would be denied a tax deduction for such excess parachute payments under alternative (1) above, the Committee believes the cost to the Company would be minimal as a percentage of the entire value of the change of control transaction.

Honeyfield Separation Agreement

        On January 3, 2018, Mr. Honeyfield's employment with the Company terminated. Pursuant to the Release, and in consideration of, among other things, a general release of claims against the Company, Mr. Honeyfield is entitled to receive, among other things, a cash payment equal to $157,066.90 on the first day of each month beginning March 1, 2018 and ending December 1, 2018. In addition, all unvested RSUs and SARs held by Mr. Honeyfield prior to his separation immediately vested.

        Under the terms of the Release, Mr. Honeyfield continues to be bound by certain restrictive covenants. This description does not purport to be complete and is qualified by the Release, which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on February 9, 2018.

Termination Benefits Table

        The tables below and the discussion that follows show compensation payable to each Named Executive Officer upon various termination scenarios both before and after a change of control of the Company (defined in the tables as "COC"). The amounts shown assume that termination occurred on December 31, 2017, that the closing price per share on such date was $51.54, and, in the event of termination due to change of control, the executive's benefit is not reduced as a result of Section 280G or Section 4999 of the Code (as described above). The actual amounts to be paid can only be determined at the time of such executive's separation from the Company.

Barton R. Brookman

			Termination by Company Without Cause or by Exec for Good Reason
	Voluntary Termination	Termination for Cause	Prior to COC		After COC		Death		Disability

Cash Compensation

Cash Severance	—	—	$3,300,000	(1)	$4,950,000	(2)	—		—

Pro-rata Bonus	—	—	—		825,000	(3)	—		—

Acceleration of Unvested Equity

RSUs	—	—	2,469,281	(4)	2,469,281	(4)	2,469,281	(4)	2,469,281	(4)

SARs	—	—	105,773	(4)	105,773	(4)	105,773	(4)	105,773	(4)

PSUs	—	—	—	(5)	1,257,112	(6)	151,641	(7)	151,641	(8)

Benefits

Earned Profit Sharing	8,100	8,100	8,100		8,100		8,100		8,100

Health Benefits Continuation	—	—	26,381	(9)	26,381	(9)	—		—

Total	$8,100	$8,100	$5,909,535		$9,641,647		$2,734,795		$2,734,795

(1)
Cash severance is equal to 2 times the sum of his base salary and target bonus.
(2)
Cash severance is equal to 3 times the sum of his base salary and target bonus.
(3)
Bonus amounts for 2017 are not determined until after December 31 and are subject to forfeiture until paid. Mr. Brookman is entitled to a pro-rata target bonus under the terms of the Severance Plan. As a result, the pro-rata bonus shown is based on target bonus for 2017 which was adjusted and approved in February 2018 based on the Company's actual performance.
(4)
RSUs and SARs vest and become exercisable upon termination, change of control, disability or death.
(5)
The Committee has the discretion to award from 0% to 100% of the target shares, adjusted for Company performance at the end of the performance period. Since no amount is guaranteed, no value is included for the PSUs.
(6)
The value shown for PSUs upon a COC assumes (a) for 2017 PSUs, the target number of units (100%) awarded would be earned since less than half the performance period has occurred and (b) for 2016 PSUs, the target number of units (100%) would be earned since amount is based on the lesser of 100% or actual Company performance for the period (0% as of December 31, 2017).
(7)
The value shown for PSUs upon death assumes (a) for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through date of death would be earned (72% as of December 31, 2017) and (b) for 2016 PSUs, two-thirds of the target 2016 PSUs adjusted for Company performance through date of death would be earned (0% as of December 31, 2017).
(8)
The value shown for PSUs upon disability assumes (a) for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through the end of the period would be earned (72% as of December 31, 2017) and (b) for 2016 PSUs, two-thirds of the target 2016 PSUs adjusted for Company performance through the end of the period would be earned (0% as of December 31, 2017).
(9)
Cost of Company-subsidized COBRA premium to continue health, vision and dental coverage to Mr. Brookman and any covered dependents for an 18-month period.

David W. Honeyfield

			Termination by Company Without Cause or by Exec for Good Reason
Element of Compensation	Voluntary Termination	Termination for Cause	Prior to COC		After COC		Death		Disability

Cash Compensation

Cash Severance	—	—	$1,110,000	(1)	$1,850,000	(2)	—		—

Bonus	—	—	—		340,000	(3)	—		—

Acceleration of Unvested Equity

RSUs	—	—	640,230	(4)	640,230	(4)	640,230	(4)	640,230	(4)

SARs	—	—	—		—		—		—

PSUs	—	—	—	(5)	212,757	(6)	50,551	(7)	50,551	(8)

Benefits

Earned Profit Sharing	8,100	8,100	8,100		8,100		8,100		8,100

Health Benefits Continuation	—	—	36,202	(9)	36,202	(9)	—		—

Total	$8,100	$8,100	$1,794,532		$3,087,289		$698,881		$698,881

(1)
Cash severance is equal to 1.5 times the sum of his base salary and target bonus.
(2)
Cash severance is equal to 2.5 times the sum of his base salary and target bonus.
(3)
Bonus amounts for 2017 are not determined until after December 31 and are subject to forfeiture until paid. Mr. Honeyfield is entitled to a pro-rata target bonus under the terms of the Severance Plan. As a result, the pro-rata bonus shown is based on target bonus for 2017.
(4)
RSUs and SARs vest and become exercisable upon termination, change of control, disability or death.
(5)
The Committee has the discretion to award from 0% to 100% of the target shares, adjusted for Company performance at the end of the performance period. Since no amount is guaranteed, no value is included for the PSUs.
(6)
The value shown for PSUs upon a COC assumes for 2017 PSUs, the target number of units (100%) awarded would be earned since less than half the performance period has occurred.
(7)
The value shown for PSUs upon death assumes for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through date of death would be earned (72% as of December 31, 2017).
(8)
The value shown for PSUs upon disability assumes for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through the end of the period would be earned (72% as of December 31, 2017).
(9)
Cost of Company-subsidized COBRA premium to continue health, vision and dental coverage to Mr. Honeyfield and any covered dependents for an 18-month period.

Lance A. Lauck

	Voluntary	Termination		Termination by Company Without Cause or by Exec for Good Reason
	Termination	for Cause		Prior to COC		After COC		Death		Disability

Cash Compensation

Cash Severance	—	—		$1,844,000	(1)	$2,766,000	(2)	—		—

Salary Continuation	—	—		—		—		205,000	(3)	307,500	(4)

Pro-rata Bonus	—	369,000	(5)	—		—		—		—

Acceleration of Unvested Equity

RSUs	—	—		987,506	(6)	987,506	(6)	987,506	(6)	987,506	(6)

SARs	—	—		48,486	(6)	48,486	(6)	48,486	(6)	48,486	(6)

PSUs	—	—		—	(7)	473,704	(8)	54,592	(9)	54,592	(10)

Benefits

Earned Profit Sharing	8,100	8,100		8,100		8,100		8,100		8,100

Health Benefits Continuation	—	—		36,202	(11)	36,202	(11)	—		—

Total	$8,100	$377,100		$2,924,294		$4,319,998		$1,303,684		$1,406,184

(1)
Cash severance equal to 2 times the sum of his base salary and highest bonus paid in last two years (2016 bonus paid in March 2017).
(2)
Cash severance equal to 3 times the sum of his base salary and highest bonus paid in the last two years (2016 bonus paid in March 2017).
(3)
In the event of death, Mr. Lauck would receive a lump sum payment equal to six months base salary.
(4)
In the event of short term disability, base salary would continue for 13 weeks. Upon qualifying for long-term disability, Mr. Lauck would receive an additional lump sum payment equal to six months' base salary.
(5)
Bonus amounts for 2017 are not determined until after December 31 and are subject to forfeiture until paid. Mr. Lauck is entitled to a pro-rata bonus under the terms of his Agreement. As a result, the pro-rata bonus shown is based on the target bonus for 2017, which was adjusted and approved in February 2018 based on the Company's actual performance.
(6)
RSUs and SARs vest and become exercisable upon termination, change of control, disability or death.
(7)
PSUs awarded in 2016 and 2017 would be forfeited.
(8)
The value shown for PSUs upon a COC assumes (a) for 2017 PSUs, the target number of units (100%) awarded would be earned since less than half the performance period has occurred and (b) for 2016 PSUs, the target number of units (100%) would be earned since amount is based on the lesser of 100% or actual Company performance for the period (0% as of December 31, 2017).
(9)
The value shown for PSUs upon death assumes (a) for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through date of death would be earned (72% as of December 31, 2017) and (b) for 2016 PSUs, two-thirds of the target 2016 PSUs adjusted for Company performance through date of death would be earned (0% as of December 31, 2017)..
(10)
The value shown for PSUs upon disability assumes (a) for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through the end of the period would be earned (72% as of December 31, 2017) and (b) for 2016 PSUs, two-thirds of the target 2016 PSUs adjusted for Company performance through the end of the period would be earned (0% as of December 31, 2017).
(11)
Cost of Company-subsidized COBRA premium to continue health, vision and dental coverage to Mr. Lauck and any covered dependents for an 18-month period.

Scott J. Reasoner

	Voluntary	Termination	Termination by Company Without Cause or by Exec for Good Reason
	Termination	for Cause	Prior to COC		After COC		Death		Disability

Cash Compensation

Cash Severance	—	—	$1,110,000	(1)	$1,850,000	(2)	—		—

Pro-rata Bonus	—	—	—		340,000	(3)	—		—

Acceleration of Unvested Equity

RSUs	—	—	725,374	(4)	725,374	(4)	725,374	(4)	725,374	(4)

SARs	—	—	30,859	(4)	30,859	(4)	30,859	(4)	30,859	(4)

PSUs	—	—	—	(5)	416,082	(6)	50,551	(7)	50,551	(8)

Benefits

Earned Profit Sharing	8,100	8,100	8,100		8,100		8,100		8,100

Health Benefits Continuation	—	—	36,202	(9)	36,202	(9)	—		—

Total	$8,100	$8,100	$1,910,535		$3,406,617		$814,884		$814,884

(1)
Cash severance is equal to 1.5 times the sum of his base salary and target bonus.
(2)
Cash severance is equal to 2.5 times the sum of his base salary and target bonus.
(3)
Bonus amounts for 2017 are not determined until after December 31 and are subject to forfeiture until paid. Mr. Reasoner is entitled to a pro-rata target bonus under the terms of the Severance Plan. As a result, the pro-rata bonus shown is based on the target bonus for 2017, which was adjusted and approved in February 2017 based on the Company's actual performance.
(4)
RSUs and SARs vest and become exercisable upon termination, change of control, disability or death.
(5)
The Committee has the discretion to award from 0% to 100% of the target shares, adjusted for Company performance at the end of the performance period. Since no amount is guaranteed, no value is included for the PSUs.
(6)
The value shown for PSUs upon a COC assumes (a) for 2017 PSUs, the target number of units (100%) awarded would be earned since less than half the performance period has occurred and (b) for 2016 PSUs, the target number of units (100%) would be earned since amount is based on the lesser of 100% or actual Company performance for the period (0% as of December 31, 2017).
(7)
The value shown for PSUs upon death assumes (a) for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through date of death would be earned (72% as of December 31, 2017) and (b) for 2016 PSUs, two-thirds of the target 2016 PSUs adjusted for Company performance through date of death would be earned (0% as of December 31, 2017).
(8)
The value shown for PSUs upon disability assumes (a) for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through the end of the period would be earned (72% as of December 31, 2017) and (b) for 2016 PSUs, two-thirds of the target 2016 PSUs adjusted for Company performance through the end of the period would be earned (0% as of December 31, 2017).
(9)
Cost of Company-subsidized COBRA premium to continue health, vision and dental coverage to Mr. Reasoner and any covered dependents for an 18-month period.

Daniel W. Amidon

	Voluntary		Termination	Termination by Company Without Cause or by Exec for Good Reason
	Termination		for Cause	Prior to COC		After COC		Death		Disability

Cash Compensation

Cash Severance	—		—	$2,349,000	(1)	$2,349,000	(1)	—		—

Salary Continuation	—		—	—		—		175,000	(2)	262,500	(3)

Pro-rata Bonus	280,000	(4)	—	—		—		280,000	(4)	280,000	(4)

Acceleration of Unvested Equity

RSUs	—		—	659,300	(5)	659,300	(5)	659,300	(5)	659,300	(5)

SARs	—			37,469	(5)	37,469	(5)	37,469	(5)	37,469	(5)

PSUs	—		—	—	(6)	338,412	(7)	36,395	(8)	36,395	(9)

Benefits

Earned Profit Sharing	8,100		8,100	8,100		8,100		8,100		8,100

Health Benefits Continuation	—		—	26,381	(10)	26,381	(10)	—		—

Total	$288,100		$8,100	$3,080,250		$3,418,662		$1,196,264		$1,021,264

(1)
Cash severance equal to 3 times the sum of his base salary and highest bonus paid or payable in last two years (2016 bonus awarded in February 2018 since 2017 bonus not determined) as of December 31, 2017.
(2)
In the event of death, Mr. Amidon would receive a lump sum payment equal to six months base salary.
(3)
In the event of short term disability, base salary would continue for 13 weeks. Upon qualifying for long-term disability, Mr. Amidon would receive an additional lump sum payment equal to six months' base salary.
(4)
Bonus amounts for 2017 are not determined until after December 31 and are subject to forfeiture until paid. Mr. Amidon is entitled to a pro-rata bonus under the terms of his agreement (in the case of a "voluntary termination", only if he terminates after March 31). As a result, the pro-rata bonus shown is based on the target bonus for 2017, which was adjusted and approved in March 2018 based on the Company's actual performance.
(5)
RSUs and SARs vest and become exercisable upon termination, change of control, disability or death.
(6)
PSUs awarded in 2016 and 2017 are forfeited.
(7)
The value shown for PSUs upon a COC assumes (a) for 2017 PSUs, the target number of units (100%) awarded would be earned since less than half the performance period has occurred and (b) for 2016 PSUs, the target number of units (100%) would be earned since amount is based on the lesser of 100% or actual Company performance for the period (0% as of December 31, 2017).
(8)
The value shown for PSUs upon death assumes (a) for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through date of death would be earned (72% as of December 31, 2017) and (b) for 2016 PSUs, two-thirds of the target 2016 PSUs adjusted for Company performance through date of death would be earned (0% as of December 31, 2017).
(9)
The value shown for PSUs upon disability assumes (a) for 2017 PSUs, one-third of the target PSUs adjusted for Company performance through the end of the period would be earned (72% as of December 31, 2017) and (b) for 2016 PSUs, two-thirds of the target 2016 PSUs adjusted for Company performance through the end of the period would be earned (0% as of December 31, 2017).
(10)
Cost of Company-subsidized COBRA premium to continue health, vision and dental coverage to Mr. Amidon and any covered dependents for an 18-month period.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)(#)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)(#)

Equity compensation plans approved by security holders	350,569	$47.39	689,206
Equity compensation plans not approved by security holders	—	—	—

Total	350,569	$47.39	689,206

(1)
Includes 52,349 shares of common stock to be issued based upon continuous employment and the maximum achievement of certain performance goals over a specified period of time as described in "Outstanding Equity Awards at 2017 Fiscal Year-End." These shares have been excluded from the weighted average exercise price calculation.
(2)
The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon exercise of outstanding options, SARs and restricted shares subject to time vesting and certain market-based performance goals over a specified period of time.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder Proposals for 2019 Annual Meeting

        Any proposal that a stockholder wishes to include in the Company's proxy statement for the 2019 annual meeting of stockholders must be received by the Company at its principal office on or prior to December 20, 2018, and must be submitted in compliance with SEC Rule 14a-8. Proposals should be addressed to:

Corporate Secretary
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado, 80203

Advance Notice Procedures Under the Company's Bylaws

        Any proposal or nomination for Director that a stockholder wishes to propose for consideration at the 2019 annual meeting of stockholders, but does not seek to include in our Proxy Statement under applicable SEC rules, must be submitted in accordance with Section 2.9(A)(2) of the Company's Bylaws, which provides that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the Bylaws and be delivered to the Corporate Secretary at the address set forth above not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the case of the 2019 annual meeting, the notice must be delivered between March 1, 2019 and March 11, 2019. However, the Bylaws also provide that if the meeting is held more than 30 days before the anniversary of the prior year's annual meeting or 60 days after such anniversary, notice can generally be given not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above after March 5, 2019 that is intended to be presented at the 2019 annual meeting of stockholders without inclusion in the proxy statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

HOUSEHOLDING INFORMATION

        The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as "householding," is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written or oral request to us at our phone number or address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

Barton R. Brookman
President and Chief Executive Officer

Dated: April 19, 2018

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED FREE OF CHARGE BY WRITING TO INVESTOR RELATIONS, PDC ENERGY, INC., 1775 SHERMAN STREET, SUITE 3000, DENVER, COLORADO, 80203.

APPENDIX A

PDC ENERGY, INC.
2018 EQUITY INCENTIVE PLAN

Adopted by the Board on March 30, 2018

Approved by the Company's stockholders on [    •    ]

1.    ESTABLISHMENT AND PURPOSE OF PLAN

        PDC Energy, Inc., a Delaware corporation (the "Company"), hereby establishes the PDC Energy, Inc. 2018 Equity Incentive Plan (the "Plan") as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan Participants with the interests of the Company's stockholders.

2.    DEFINITIONS

        2.1    Defined Terms.    Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

          (a)   "Administrator" shall mean the Board or one or more committees appointed by the Board (or appointed by another committee within that committee's delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.

          (b)   "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

          (c)   "Award" shall mean a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.

          (d)   "Award Agreement" shall mean a written or electronic Award agreement evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.

          (e)   "Board" shall mean the board of directors of the Company.

          (f)    "Cause" shall have the meaning set forth in the applicable Award Agreement, or if not defined therein, shall, in the case of an employee, have the meaning assigned to such term in any individual employment agreement between the Company or its Subsidiaries and the Participant, or if none, in the Company severance plan (if any) covering the Participant.

          (g)   "Change in Control" shall mean the first day that any one or more of the following conditions shall have been satisfied:

            1.     the "beneficial ownership" of securities as defined in Rule 13d-3 under the Exchange Act representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any "person" as defined in Section 3(a)(9) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

            2.     the consummation of the transactions contemplated by a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, unless the stockholders of the Company immediately prior to such transaction own, directly or indirectly, at least 50% of the voting power of the resulting or purchasing entity in such transaction in substantially the same proportions as their ownership of the Company immediately prior to such transaction; or

            3.     The approval by the stockholders of a plan of liquidation; or

            4.     during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

          (h)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (i)    "Common Stock" shall mean the common stock of the Company, par value $0.001 per share, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.

          (j)    "Company" shall mean PDC Energy, Inc., a Delaware corporation.

          (k)   "Disability" shall mean the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

          (l)    "Effective Date" shall mean the date on which this Plan is approved by the stockholders of the Company.

          (m)  "Eligible Person" shall have the meaning set forth in Section 5 hereof.

          (n)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" shall mean (i) the closing sales price per share of Common Stock on the U.S. national securities exchange or over-the-counter market on which the Common Stock is principally traded on the date on which Fair Market Value is being determined or (ii) if the shares of Common Stock are not then listed on any national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as reasonably determined by the Administrator in good faith and, to the extent necessary, in accordance with the requirements of Section 409A of the Code.

          (p)   "Incentive Stock Option" or "ISO" shall mean an incentive stock option within the meaning of Section 422 of the Code"

          (q)   "Non-Qualified Stock Option" or "NSO" means an Option other than an Incentive Stock Option.

          (r)   "Option" shall mean a compensatory stock option granted pursuant to Section 6.1.1.

          (s)   "Other-Stock Based Award" shall mean a stock-based Award issued pursuant to Section 6.1.7.

          (t)    "Participant" shall mean any Eligible Person that has been issued an Award under the Plan.

          (u)   "Performance Stock Unit" or "PSU" shall mean a performance stock unit Award issued pursuant to Section 6.1.5.

          (v)   "Plan" shall have the meaning set forth in Section 1 hereof.

          (w)  "Restricted Stock" shall mean shares of forfeitable Common Stock issued pursuant to Section 6.1.3.

          (x)   "Restricted Stock Unit" or "RSU" shall mean a restricted stock unit issued pursuant to Section 6.1.4.

          (y)   "Section 409A" shall mean section 409A of the Code and related Treasury regulations and pronouncements.

          (z)   "Securities Act" shall mean the Securities Act of 1933, as amended.

          (aa) "Share Limit" shall have the meaning set forth in Section 4.2.

          (bb) "Stock Appreciation Right" or "SAR" shall mean a stock appreciation right granted pursuant to Section 6.1.2.

          (cc) "Subsidiary" shall mean any corporation or other entity controlled by the Company directly or indirectly though one or more intermediaries.

        2.2    Construction.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

3.    PLAN ADMINISTRATION

        3.1    Plan Administrator.    This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. Any committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

        Award grants, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (as defined by the rules of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a committee consisting solely of independent directors.

        3.2    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

          (a)   determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;

          (b)   grant Awards to Eligible Persons, determine the price at which securities will be offered or Awarded and the number of securities to be offered or Awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

          (c)   approve the forms of Award agreements (which need not be identical either as to type of Award or among Participants);

          (d)   construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

          (e)   cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;

          (f)    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten-year term of such Awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 10.5.5;

          (g)   adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case (except due to an adjustment contemplated by Section 8) shall the terms of any outstanding Awards be amended (by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan, or be exchanged for cash, other Awards or Option or Stock Appreciation Rights with an exercise price that is less than the per share exercise price of the original Option or Stock Appreciation Rights, without stockholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2(g) shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

          (h)   determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award);

          (i)    determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;

          (j)    acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and

          (k)   determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.

        3.3    Binding Determinations.    Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company's certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.

        3.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.

        3.5    Delegation of Non-Discretionary Functions.    In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

        4.1    Shares Available.    Subject to the provisions of Section 8.1, the capital stock available for issuance under this Plan shall be shares of the Company's authorized but unissued Common Stock or previously issued Common Stock that has been reacquired by the Company.

        4.2    Share Limit.    The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan (the "Share Limit") may not exceed 1,800,000 shares of Common Stock. The foregoing Share Limit is subject to adjustment as contemplated by Section 8.1 and Section 10.9.

        4.3    Awards Settled in Cash, Reissue of Awards and Shares.    The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan. Notwithstanding the foregoing, shares that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall be deemed to have been issued hereunder and shall reduce the number of shares remaining available for issuance under the Plan.

        4.4    Reservation of Shares; No Fractional Shares.    The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company's obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

5.    ELIGIBILITY

        5.1    Eligible Persons.    The Administrator (as such term is defined in Section 3.1) may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a non-employee director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company's eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company's compliance with any other applicable laws.

        5.2    Participation.    The Administrator shall, in its sole and absolute discretion, select from among the Eligible Employees those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Employees differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine.

6.    AWARDS

        6.1    Type and Form of Awards.    The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of Awards that may be granted under this Plan are:

          6.1.1    Stock Options.    An Option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period at a fixed exercise price as determined by the Administrator.

            (a)    General Option Provisions.    Options may only be granted to Eligible Persons for whom the Company would be deemed to be an "eligible issuer of service recipient stock," as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Nonqualified Stock Option. The Award agreement for an Option will indicate if the Option is intended as an ISO; otherwise it will be deemed to be a Nonqualified Stock Option. The maximum term of each Option (ISO or NSO) shall be ten (10) years. The per share exercise price for each Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an

    Option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

            (b)    Additional Rules Applicable to ISOs.    Notwithstanding the general option rules set forth in subsection (a), above, the following rules shall apply to options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. There shall be imposed in any Award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          6.1.2    Stock Appreciation Rights.    A Stock Appreciation Right or "SAR" is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock equal to (or having a Fair Market Value equal to) the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the "base price" applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an "eligible issuer of service recipient stock," as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company's Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion.

          6.1.3    Restricted Stock.

            (a)    General Restricted Stock Provisions.    Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the

    Company, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to the provisions of Section 6.1.3(c), below).

            (b)    Certificates for Shares.    Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.

            (c)    Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.

          6.1.4    Restricted Stock Units.

            (a)    Grant of Restricted Stock Units.    A restricted stock unit, or "RSU", represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.

            (b)    Dividend Equivalent Accounts.    If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall pay dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant's account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such account at the same time as payment of the RSU.

            (c)    Rights as a Stockholder.    Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such Award.

          6.1.5    Performance Stock Units.

            (a)    Grant of Performance Stock Units.    A Performance Stock Unit, or "PSU," is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned (if any) to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.

            (b)    Dividend Equivalent Accounts.    If (and only if) required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case the Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to Participant had Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Company Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.

            (c)    Rights as a Stockholder.    Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside a fund for the payment of any such Award.

          6.1.6    Cash Awards.    The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 5.2 below). Cash Awards shall be Awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.

          6.1.7    Other Awards.    The other types of Awards that may be granted under this Plan include: (a) stock bonuses, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

        6.2    Award Agreements.    Each Award (other than cash Awards described in Section 6.1.6) shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.

        6.3    Deferrals and Settlements.    Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash Awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

        6.4    Consideration for Common Stock or Awards.    The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:

    services rendered by the recipient of such Award;

    cash, check payable to the order of the Company, or electronic funds transfer;

    notice and third-party payment in such manner as may be authorized by the Administrator;

    the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;

    by a reduction in the number of shares otherwise deliverable pursuant to the Award; or

    subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

        In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant at least six months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 9.1 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit a Participant's ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

        6.5    Minimum Vesting Schedule.    Except as provided below, all Awards granted under the Plan shall have a minimum one year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one year after the date of grant of such Award. Notwithstanding the foregoing, up to five percent (5%) of the total number of shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described above. The Administrator may adopt reasonable counting procedures to determine whether the five percent (5%) limit in the preceding sentence has been attained. The Administrator may also apply reasonable rules and rounding conventions to determine whether an Award complies with the above-referenced minimum vesting schedule.

        6.6    Transfer Restrictions.

          6.6.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 6.6, by applicable law and by the Award agreement, as the same may be amended, (a) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

          6.6.2    Exceptions.    The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

          6.6.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 6.6.1 shall not apply to:

            (a)   transfers to the Company,

            (b)   the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

            (c)   subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

            (d)   subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

            (e)   the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.

        6.7    International Awards.    One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

        6.8    Dividend and Dividend Equivalents.    Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of such Award.

7.    EFFECT OF TERMINATION OF SERVICE ON AWARDS

        7.1    Termination of Employment.

          7.1.1    Administrator Determination.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

          7.1.2    Stock Options and SARs.    For Awards of Options or SARs, unless the Award agreement provides otherwise, the exercise period of such Options or SARs shall expire: (1) three months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary (provided however, that in the event of the Participant's death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one year following the date of death within which to exercise such option or SAR); (2) in the case of a Participant whose termination of employment is due to death or Disability (as defined in the applicable Award agreement), 12 months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary; and (3) immediately upon a Participant's termination for Cause. The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a Participant's termination is for Cause.

          7.1.3    Other Awards.    For all other Awards issued under the Plan, unless the Award agreement provides otherwise, the portion of such Awards that are unvested at the time that a Participant's employment or service is terminated shall be forfeited and reacquired by the Company; provided however, the Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.

        7.2    Events Not Deemed Terminations of Service.    Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award agreement.

        7.3    Effect of Change of Subsidiary Status.    For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.    ADJUSTMENTS; ACCELERATION

        8.1    Adjustments.    Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), or (d) any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and stock exchange requirements) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the Share Limit), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected Participant.

        8.2    Change in Control.    Unless otherwise provided in an applicable Award Agreement, in the event of a Change in Control, the Administrator shall have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding Awards, including, but not limited to: (i) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control (such as a termination without cause) as the Administrator determines in its sole and absolute discretion, (ii) to provide for the assumption of such Awards (or portions thereof) or the substitution of such Awards (or portions thereof) with similar awards of the surviving or acquiring company, in a manner designed to comply with Section 409A of the Code, (iii) to provide for the cash out and cancellation of any Award (or portion thereof) immediately prior to such Change in Control, which cash out may (in a manner designed to comply with Code Section 409A) be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control, and (iv) take any other actions as the Administrator deems necessary or advisable in connection with such Change in Control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding Awards (or portions thereof) or substitute similar stock awards for those outstanding under the Plan as of the Change in Control, then (i) the vesting and exercisability (if applicable) of all Awards (or portions thereof) shall be accelerated in full immediately prior to such Change in Control, and (ii) such outstanding Awards (or portions thereof) shall terminate and/or be payable upon the occurrence of the Change in Control. The Administrator may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan.

9.    TAX PROVISIONS

        9.1    Tax Withholding.    Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:

          (a)   require the Participant (or the Participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or

          (b)   deduct from any amount otherwise payable in cash to the Participant (or the Participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such cash payment.

        In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 10.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant's applicable jurisdictions.

        9.2    Requirement of Notification of Code Section 83(b) Election.    If any Participant shall make an election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

        9.3    Requirement of Notification of Disqualifying Disposition.    If any Participant shall make any disposition of shares of stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

10.    OTHER PROVISIONS

        10.1    Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        10.2    Future Awards/Other Rights.    No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        10.3    No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award agreement.

        10.4    Plan Not Funded.    Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        10.5    Effective Date, Termination and Suspension, Amendments.

          10.5.1    Effective Date and Termination.    This Plan was approved by the Board and shall become effective upon approval by the stockholders at the Company's next Annual Meeting (the "Effective Date"). Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten years after the date on which it was approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          10.5.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

          10.5.3    Stockholder Approval.    To the extent then required by applicable law or any applicable stock exchange or required to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Company.

          10.5.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3.2 and 10.5.5) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 3.2(g).

          10.5.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.

        10.6    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.

        10.7    Governing Law; Construction; Severability.

          10.7.1    Choice of Law.    This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

          10.7.2    Severability.    If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.

          10.7.3    Plan Construction.

          (a)    Rule 16b-3.    It is the intent of the Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.

          (b)    Compliance with Section 409A of the Code.    The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from or satisfy the requirements of Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant's Award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such Award, Award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Administrator will have any liability to any Participant for such tax or penalty.

          (c)    No Guarantee of Favorable Tax Treatment.    Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

        10.8    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        10.9    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation right, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of any applicable stock exchange.

        10.10    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        10.11    No Corporate Action Restriction.    The existence of this Plan, the Award agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

        10.12    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing or except as otherwise specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

        10.13    Restrictive Covenants and Clawback Policy.

          10.13.1    Restrictive Covenants.    Anything contained in the Plan to the contrary notwithstanding, unless restrictive covenants protecting the Company are set forth in an employment or other agreement by and between the Company and the Participant or in any applicable severance or similar plan sponsored by the Company, with respect to any Participant who is an employee, if the employment of any Participant shall terminate, for any reason other than death, while any Award to such Participant is outstanding hereunder, and such Participant has not yet received the shares covered by such Award or otherwise received the full benefit of such Award, such Participant, if otherwise entitled thereto, shall receive such shares or benefit only if, during the entire period from the date of such Participant's termination to the date of such receipt, such Participant shall have earned such Award by: (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with the Company or any Subsidiary or Affiliate thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary or Affiliate thereof; and (ii) refraining from engaging in any activity within any county or parish, or adjacent to any county or parish, in which the Company owns any oil and gas interests that is directly or indirectly in competition with any gas, exploration and production activities, including oil and gas leasing or drilling activities of the Company or any Subsidiary or Affiliate thereof for a period of one (1) year following his or her termination of employment.

          10.13.2    Breach of Restrictive Covenants.    In the event of a Participant's nonfulfillment of any condition set forth in Section 10.13.1 hereof, such Participant's rights under any Award shall be forfeited and canceled forthwith and such forfeiture and cancellation shall be the Company's sole remedy; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of, or subsequent to termination of employment) be waived by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary or Affiliate thereof by reason of the nonfulfillment of such condition.

          10.13.3    Awards Subject to Clawback.    Awards under the Plan shall be subject to any clawback policy adopted by the Company from time to time.

11.    DIRECTOR COMPENSATION PROVISIONS

        11.1    Plan Exclusive Vehicle for Non-Employee Director Cash and Equity Compensation.    All cash and equity compensation paid or provided to the Company's non-employee directors shall be awarded under the terms and conditions of this Plan.

        11.2    Non-Employee Director Compensation.    Non-employee directors may be Awarded any of the types of Awards described in Section 6 above for which they are eligible under the terms and conditions of Section 6, above.

          11.2.1    Cash Awards.    Cash Awards (as described in Section 6.1.6) may take any form determined by the Administrator in its sole and absolute discretion, including, but not limited to, retainers, committee fees, chairperson fees, per meeting fees, and special fees for committee service. In no event shall cash Awards paid to any non-employee director exceed $400,000 in any fiscal year.

          11.2.2    Equity Awards.    Equity Awards (described in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4 and 6.1.5) may take any form determined by the Administrator in its sole and absolute discretion, provided, however, that in no event shall Awards granted to an non-employee director in any fiscal year have a grant date fair value in excess of $400,000.

        As adopted by the Board of Directors of PDC Energy, Inc. on March 30, 2018.

APPENDIX B

Non-GAAP Financial Measures

        The following three tables provide reconciliations of debt, adjusted cash flows from operations per share, and adjusted EBITDAX to their most comparable U.S. GAAP measures (in millions, except per share data):

ADJUSTED CASH FLOWS FROM OPERATIONS

	Twelve Months Ended December 31,

	2017	2016

Adjusted cash flows from operations:
Net cash from operating activities	$588.6	$486.3
Changes in assets and liabilities	(6.5)	(19.5)

Adjusted cash flows from operations	$582.1	$466.8

Adjusted cash flows from operations, per share	$8.84	$9.52

ADJUSTED EBITDAX

	Twelve Months Ended December 31,

	2017	2016

Net loss to adjusted EBITDAX:
Net loss	$(127.5)	$(245.9)
Loss on commodity derivative instruments	3.9	125.7
Net settlements on commodity derivative instruments	13.3	208.1
Non-cash stock-based compensation	19.4	19.5
Interest expense, net	76.4	61.0
Income tax benefit	(211.9)	(147.2)
Impairment of properties and equipment	285.9	10.0
Impairment of goodwill	75.1	—
Exploration, geologic, and geophysical expense	47.3	4.7
Depreciation, depletion, and amortization	469.1	416.9
Accretion of asset retirement obligations	6.4	7.0
Loss on extinguishment of debt	24.7	—

Adjusted EBITDAX	$682.1	$459.8

	Twelve Months Ended December 31,

	2017	2016

Cash from operating activities to adjusted EBITDAX:
Net cash from operating activities	$588.6	$486.3
Interest expense, net	76.4	61.0
Amortization of debt discount and issuance costs	(12.9)	(16.2)
Gain on sale of properties and equipment	0.7	—
Exploration, geologic, and geophysical expense	47.3	4.7
Exploratory dry hole expense	(41.3)	—
Other	29.8	(56.5)
Changes in assets and liabilities	(6.5)	(19.5)

Adjusted EBITDAX	$682.1	$459.8

B-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/29/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. PDC ENERGY, INC. 1775 SHERMAN STREET SUITE 3000 DENVER,C 80203 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/29/2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. To elect the three nominees named in the accompanying Proxy Statement as Class II Directors of the Company, each for a term of three years; Nominees 01 Anthony J. Crisafio 02 Christina M. Ibrahim 03 Randy S. Nickerson The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2 To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; To approve, on an advisory basis, the compensation of the Company's named executive officers; and 3 4. To approve the Company's 2018 Equity Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000378380_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com PDC ENERGY, INC. Annual Meeting of Shareholders May 30, 2018 9:15 AM MDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) R. Scott Meyers and Daniel W. Amidon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PDC ENERGY, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 9:15 AM, MDT on May 30, 2018, at 1775 Sherman Street, Denver, Colorado 80203, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000378380_2 R1.0.1.17